     As filed with the Securities and Exchange Commission on May 24, 2000
                                                         Reg. No. ______________
________________________________________________________________________________

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM SB-2

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                              PCSupport.com, Inc.
                (Name of Small Business Issuer in its Charter)
--------------------------------------------------------------------------------

          Nevada                                7389                           98-0211769
      (State of jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer
   incorporation or organization)       Classification Code Number)        Identification No.)

                       Suite 280, 4400 Dominion Street,
                   Burnaby, British Columbia, Canada V5G 4G3
                                (604) 419-4490
         (Address and telephone number of principal executive offices)
--------------------------------------------------------------------------------

                                     Same
         (Address and telephone number of principal place of business)
--------------------------------------------------------------------------------

                                David W. Rowat
               Vice President, Finance and Business Development
                              PCSupport.com, Inc.
                        Suite 280, 4400 Dominion Street
                   Burnaby, British Columbia, Canada V5G 4G3
                                (604) 419-4490
           (Name, address and telephone number of agent for service)

                                   Copy to:

                          Sanford J. Hillsberg, Esq.
                     Troy & Gould Professional Corporation
                      1801 Century Park East, Suite 1600
                         Los Angeles, California 90067
                                (310) 553-4441

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

==================================================================================================
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------
Title of each class                   Proposed maximum      Proposed maximum
of securities to be   Amount to be    offering price per    aggregate offering   Amount of
registered            registered      unit (1)              price (1)            registration fee
--------------------------------------------------------------------------------------------------
Common Stock, par
value $0.001             7,291,331           $3.03125 (1)          $22,101,847             $6,145
--------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Based, pursuant to Rule 457(c), on the average of the high and low sale prices of the Company's Common Stock as reported on the OTC Electronic Bulletin Board on May 19, 2000.

================================================================================
The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information contained in this prospectus is not yet complete, and it may be supplemented or amended in the final version. A registration statement for the securities described in this prospectus has been filed with the Securities and Exchange Commission. Neither we nor the selling stockholders may sell these securities, or accept offers to buy them, until the registration statement becomes effective. These securities will not be sold in any state where their offer or sale, or solicitations of offers to buy them, would be unlawful prior to their registration or qualification under the securities laws of any state.



                                  PROSPECTUS

                              PCSUPPORT.COM, INC.

                       7,291,331 Shares of Common Stock



     This prospectus relates to shares of our common stock that may be offered for resale by the selling securityholders listed on pages 39-41 through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares. Of the 7,291,331 shares of common stock offered by this prospectus, selling stockholders are selling 2,820,838 shares that are issuable upon the exercise of outstanding warrants.

     Our common stock is traded on the OTC Electronic Bulletin Board under the symbol "PCSP." On May 15, 2000, the closing price of our common stock was $3.25 per share.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     An investment in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described under "Risk Factors" beginning on page 2.



               The date of this prospectus is __________, 2000.

     All statements, other than statements of historical fact, included in this prospectus, including without limitation the statements under "Our Business" and "Plan of Operation," involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such statements contained in this prospectus. Such potential risks and uncertainties include, without limitation, competition, economic conditions, availability of capital, and other risk factors detailed under "Risk Factors" and elsewhere herein. All statements are made as of the date of this prospectus and we assume no obligation to update these statements, except as required by law. Therefore, readers are cautioned not to place undue reliance on these statements.

     Unless otherwise indicated, all dollar amounts are expressed in U.S. currency values.

                              PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully before making an investment decision.

                         General Information About Us
                         ----------------------------

     We are a development stage corporation formed under the laws of the State of Nevada on June 23, 1999 pursuant to the merger of PCSupport.com, Inc. and Reconnaissance Technologies Inc. We provide personalized, proactive, and user-focused technical support services via the Internet to personal computer users worldwide. We are committed to minimizing the cost and productivity gaps associated with software and hardware failure. We are partnering with ISPs, Internet portals, personal computer ("PC") vendors, and corporations for the sale and distribution of our online preventative maintenance and technical support services. Our goal is to partner with all distribution channels serving PC Internet users, offering branded support portals and customized technical support solutions. Our principal executive offices are located at Suite 280, 4400 Dominion Street, Burnaby, British Columbia, Canada V5G 4G3, and our telephone number is (604) 419-4490.

                                 The Offering
                                 ------------

Common stock offered........................................7,291,331 shares (1)

Common stock currently outstanding.........................10,477,662 shares (2)

Common stock to be outstanding after the offering......13,298,500 shares (1) (3)

OTC Electronic Bulletin Board Symbol........................................PCSP

______________________________

(1) This assumes the issuance of all shares issuable upon exercise by the selling securityholders of the warrants for the shares of common stock covered by this prospectus.

(2) Based on the number of shares of common stock outstanding on May 15, 2000. This number includes 4,470,493 shares of outstanding common stock offered by this prospectus, but excludes 2,820,838 shares covered by this prospectus that are issuable upon exercise of outstanding warrants, 50,000 additional shares issuable upon exercise of outstanding warrants and 901,750 shares reserved for issuance upon the exercise of options granted under our stock option plan.

(3) Based on the number of shares of common stock outstanding on May 15, 2000. This number includes all of the outstanding shares and other shares of common stock covered by this prospectus, including the shares issuable upon exercise of outstanding warrants, but excludes 50,000 shares issuable upon exercise of outstanding warrants and 901,750 shares reserved for issuance upon the exercise of options granted under our stock option plan.

                                 RISK FACTORS

     Our operations and securities are subject to a number of risks, including those described below. If any of the following risks actually occur, our business, financial condition or operating results and the trading price or value of our securities could be materially adversely affected.

          Limited Operating History

     Our limited operating history makes it difficult to evaluate our current business and prospects or to accurately predict our future revenue or results of operations. Our revenue and income potential are unproven, and our business model is constantly evolving. Because the Internet is constantly changing, we may need to modify our business model to adapt to these changes. Companies in early stages of development, particularly companies in new and rapidly evolving Internet industry segments, are generally more vulnerable to risks, uncertainties, expenses and difficulties than more established companies.

          New and Unproven Business Model

     Our model for conducting business and generating revenue is new and unproven. Our success will depend primarily on our ability to generate revenue from multiple sources, including:

       .       Subscriptions for services
       .       Sale of our own related products through our Web site
       .       Commissions on the sale of third parties' related products through our Web site
       .       Advertising
       .       Customization fees
       .       Sale of summary demographic information

     As the market for our services is new and evolving, it is difficult to predict the size of the market, its future rate of growth, if any, or the level of prices the market will pay for our services. To date, only a very limited number of persons have subscribed to the PC Support Center. We are not certain that our business model will be successful or that we can generate revenue growth or be profitable. There can be no assurance that any increase in marketing and sales efforts will result in a larger market or increase in market acceptance for our services. If markets for our services develop more slowly than expected or become saturated with competitors, or our services do not achieve or sustain market acceptance, or we are unable to set prices for our services that are sufficient to cover our costs and generate a profit, we will be unlikely to be able to successfully operate our business.

          History of Operating Losses and Anticipated Losses and Negative Cash Flow for the Foreseeable Future

     To date, we have incurred operating losses and negative cash flow. We expect our operating losses and negative cash flow to continue for the foreseeable future and to increase significantly from current levels as we significantly increase our expenditures for sales and marketing, content development, and technology and infrastructure development to enhance our business. With increased on-going operating expenses, we will need to generate significant revenue to achieve profitability. Consequently, it is possible that we may never achieve profitability, and even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future. If we do not achieve or sustain profitability in the future, we may be unable to continue our operations. The auditors' report on our fiscal 1999 financial statements includes an additional explanatory paragraph on these conditions that raises substantial doubt about our ability to continue as a going concern. The financial statements and this prospectus include management's current plans to respond to these doubts.

          Need for Additional Capital

     Between February and April, 2000, we raised aggregate gross proceeds of $6,810,625 from the sale of common stock, $188,404 from the exercise of previously issued warrants, and $1,000,000 in convertible debt. We believe our existing cash reserves are sufficient to sustain operations at their current levels until at least September 30, 2000. However, we are planning to hire new employees continuously to fulfill our obligations to AltaVista, Telus and other partners and to continue the development and implementation of additional features of the PC Support Center. The AltaVista agreement requires us to make large and continuing payments. These commitments and plans will require working capital in excess of our cash reserves. We anticipate funding these additional working capital requirements either through the proceeds from a private placement of our common stock or through revenues generated from customers.

     Although the investment banking firm which we have engaged has agreed to use its best efforts to secure additional financing for us in the form of an institutional private placement of our equity securities, to be followed by a potential public offering of our securities, we do not currently have any commitment from any third party to provide this or any other additional financing. We may be unable to obtain financing on reasonable terms or at all. Furthermore, if we raise additional working capital through equity, our shareholders will experience dilution. If we are unable to secure additional financing when needed and our revenues are inadequate to provide the necessary working capital, we may be required to slow down or suspend our growth or reduce the scope of our then current level of business operations, any of which would have a material adverse effect on our business.

          Our Web Site Will Need to Be Continually Enhanced

     Due to the constantly evolving nature of the Internet and related technologies, we must continuously monitor changes in PC support technologies and Internet-based support offerings with the goal of adding additional functionality in new releases of the PC Support Center. Our Web site will have to be updated and enhanced on a timely basis in order for us to compete effectively. There can be no assurance that we will have access to the working capital, technology, or skilled personnel and outside contractors necessary in order to deliver these updates and enhancements to the market on a timely basis.

          Our Agreements with Alta Vista Demand Large Payments and the Ability to Expand Rapidly

     We have entered into an agreement with Alta Vista Company to allow us to advertise our services on Alta Vista's Web site for a one-year term. We have also agreed to create a co-branded Web site to provide our services to Alta Vista's customers for a two-year term. These agreements demand that we make significant payments to Alta Vista during our current and next two fiscal years. In addition, we may be required to expand rapidly in order to adequately service the additional users we expect to attract as a result of these agreements. There can be no assurance that we will be able to secure adequate capital to both satisfy our obligations to Alta Vista and take the other steps necessary to proceed with our current business plan. Further, there can be no assurance that we will be able to effectively expand our operations in response to expected increases in demand. Finally, there can also be no assurance that our agreements with Alta Vista will produce significant revenues or any revenues at all.

          Reliance on Agreement with ManagedStorage International

     At present, the backup portion of our operations are dependent upon ManagedStorage International, Inc., which has recently been spun out from Storage Technologies Inc., an unrelated third party. ManagedStorage International has inherited the business relationship with PCsupport.com, including a service supply agreement, pursuant to which ManagedStorage International provides us with the online backup portion of our operations through access to ManagedStorage International's existing operations and facilities. Previously, ManagedStorage International agreed not to compete with us or to supply any direct competitor during the term of the service supply agreement. At the present time, we do not intend to develop or operate our own online backup service independent of ManagedStorage International, nor do we have an agreement with another party to provide a similar service. Accordingly, the negotiation of, and successful and continued operation of a service supply arrangement with ManagedStorage International, including the covenant by ManagedStorage International not to compete with us or supply any direct competitor, is essential to the backup portion of our operations. The term of our service supply agreement with ManagedStorage International ends in June 2000. We have been negotiating with ManagedStorage International to extend its contract for an additional two-year term. ManagedStorage International has verbally assured us that ManagedStorage International intends to agree to the extension, although there can be no assurance that we will be able to secure an extension on terms acceptable to us. Any difficulties with, failure to extend, or termination of, the existing arrangements with ManagedStorage International would materially adversely affect our business. In addition, ManagedStorage International is a newly formed company which has inherited the online backup business from StorageTek. It is uncertain what effects, if any, ManagedStorage International's inexperience and StorageTek's current financial difficulties and restructuring plans (which are discussed in StorageTek's filings with the Securities and Exchange Commission) will have on our business.

          Dependence on Other Outside Agents and Distributors

     Our success will also depend, to a significant extent, upon our ability to develop strategic alliances and a timely and multi-channel distribution system based on independent third parties and distributors. Furthermore, the initial market penetration for our products and services will depend heavily on the sales agents of third parties and the quality of their relationships with their current and future customers. There can be no assurance that such alliances will develop or that they will prove successful over the course of our future operations.

          Control of Rapid Growth

     We expect to significantly expand operations to address potential growth in our customer bases, the breadth of our service offerings, and other opportunities. We expect that this expansion will strain our management, operations, systems and financial resources. To manage our recent growth and any future growth of our operations and personnel, we must improve and effectively utilize our existing operational, management, marketing and financial systems and successfully recruit, hire, train and manage personnel and maintain close coordination among our technical, finance, marketing, sales and production staffs. We will need to hire additional personnel in all areas during 2000. In addition, we may also need to increase the capacity of our software, hardware and telecommunications systems on short notice, and will need to manage an increasing number of complex relationships with users, strategic partners, advertisers and other third parties. The failure to manage this growth could disrupt our operations and ultimately prevent us from generating the revenue we expect.

     We have not yet deployed our services on a mass basis, and have not yet tested our ability to provide our services on a mass basis. There can be no assurance that the software platforms upon which our services operate will be able to handle the volume of information necessary to meet our operating requirements. The failure of those software platforms to handle the necessary volume of information would seriously affect our business.

          Dependence On Key Personnel and Need For Additional Personnel

     Our future success depends to a significant extent on the continued services of senior management, including Michael McLean, Steven Macbeth, David Rowat, Bruce McDonald and Denise Holleran-Boswell. In addition, we believe that it is necessary to hire additional senior management employees with sales and marketing experience in order to proceed with our current business plan.

     We have employment contracts with Messrs. McLean, Macbeth, Rowat and McDonald and Ms. Holleran-Boswell but these contracts do not require any of them to remain with us for any particular period of time. The loss of any of these senior managers would likely have an adverse effect on our business. Competition for personnel throughout the industry is intense and we may be unable to retain our current key employees or attract, integrate or retain other highly qualified employees in the future. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business could be materially adversely affected.

          The Market is Highly Competitive and We May Not Be Able to Compete Successfully Against Our Current and Future Competitors

     The market for PC support services through the Internet is a new and highly competitive market which is subject to rapid change. We expect competition in the market to increase because there are few barriers to entry. We face competitive pressures from numerous actual and potential competitors.

     Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of our current and potential competitors have substantial competitive advantages, including:

       .       significantly greater financial, technical and marketing
               resources
       .       relationships with strong partners
       .       longer operating histories
       .       greater brand name recognition
       .       larger existing customer bases

     These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to develop, promote and sell their products or services. Services offered by existing and potential competitors may be perceived by users or advertisers as being superior to ours. In addition, increased competition could result in reduced subscriber fees, advertising rates and margins and loss of market share, any of which could harm our business.

          Brand Recognition

     To attract users we must develop a brand identity and increase public awareness of our Web site and the services we offer. To increase brand awareness, traffic and revenue, we intend, to the extent we have adequate financial and other resources to do so, to substantially increase our offline and online advertising and promotional efforts. Our marketing activities may, however, not result in increased revenue and, even if they do, any increased revenue may not offset the expenses incurred in building brand recognition. Moreover, despite these efforts we may be unable to increase public awareness of our brands, which would have an adverse effect on our business.

          Reliance on Technology Partners

     Many of the online support technologies used on the PC Support Center are licensed from unrelated third parties. We are highly reliant on these technology partners. There can be no assurance that the technologies that they provide will keep pace with technological changes or that they will continue to grant us licenses in the future. The obsolescence or loss of the right to use one or more of these technologies may have a material adverse effect on our business.

          Technological Change

     The technical features of ManagedStorage International's PowerBak online backup software, the development of which we do not control, will in large part determine the speed and accuracy, and hence marketability, of our online backup service. There can be no assurance that current competitors or new market entrants will not succeed in developing and introducing new or enhanced backup systems having technologies and features superior to, or more effective than, any technologies which have been or are being developed by us, or ManagedStorage International, rendering our backup service obsolete or less marketable. There can be no assurance that ManagedStorage International, and hence we, will be able to keep pace with technological developments, or that our products will not become obsolete. Technological obsolescence of the existing PowerBak technology remains a possibility, which would have a material adverse affect on our online backup service business.

     The market for Internet products and services is characterized by rapid change, evolving industry standards and frequent introductions of new technological developments. These new standards and developments could make our existing or future products or services obsolete. In addition, personal computers, operating systems software, and applications software are constantly improving. Computer manufacturers and software developers may develop more robust technologies for their products which could render our services obsolete or reduce the demand for our services below the level required to profitably support them.

     Keeping pace with introduction of new standards and technological developments could result in significant additional costs or prove difficult or impossible. The failure to keep pace with these changes and to continue to enhance and improve the responsiveness, functionality and features of our services could harm our ability to attract and retain users. Among other things, we may need to enhance our existing services or license or develop new services or technologies.

          Intellectual Property Protection

     We may be unable to acquire or maintain Web domain names in the United States and other countries in which we may conduct business. We currently hold various relevant domain names, including PCSUPPORT.com, GLOBALREPLACE.com, PCREPLACE.com, PDASUPPORT.com, PCSUPPORTCENTER.com, PCSUPPORTCENTER.net, PCRESTORE.com, and RECON-TECH.com. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees and is subject to change. The relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we could be unable to prevent third parties from acquiring or using domain names that infringe or otherwise decrease the value of our brand name and other proprietary rights.

     Also, third parties may assert trademark, copyright, patent and other types of infringement or unfair competition claims against us. If forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of product infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, it could harm business.

     Our success will depend in part on ManagedStorage International's ability to obtain and enforce intellectual property protection for their back-up technology in the United States, Canada and other countries. In addition, we rely on other third parties to provide services enabling our operations. We could become subject to infringement actions by third parties based upon the use of intellectual property provided by third-party providers. It is also possible that we could become subject to infringement actions based upon the content licensed from third parties. Any such claims or disputes could subject us to costly litigation and the diversion of our financial resources and technical and management personnel.

     Further, if efforts to enforce our intellectual property rights are unsuccessful or if claims by third parties against us are successful, we may be required to pay financial damages or alter our business practices.

     We rely on confidentiality, non-disclosure and non-competition arrangements with our employees, representatives and other entities engaged in joint product or business development with us, and expect to continue to enter into such agreements with such persons. There can be no assurance that these agreements will provide meaningful protection. There can be no assurance that other companies will not acquire and use information which we consider to be proprietary.

          System Disruptions

     Our ability to attract and retain subscribers depends on the performance, reliability and availability of our services and network infrastructure. We may experience periodic service interruptions caused by temporary problems in our own systems or software or in the systems or software of third parties upon whom we rely to provide service or support. The maintenance and operation of our back-up service is dependent upon ManagedStorage International. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins, denial of service attacks and similar events could damage these systems and interrupt our services. Computer viruses, electronic break-ins or other similar disruptive events also could disrupt our services. System disruptions could result in the unavailability or slower response times of our Web site, which would lower the quality of customers' experience. Service disruptions could adversely affect our revenue and, if they were prolonged, would seriously harm our business and reputation. We do not carry business interruption insurance to compensate for losses that may occur as a result of these interruptions. In addition, under our service supply agreement with ManagedStorage International, ManagedStorage International is not liable for any consequential damage or loss it may cause to our business due to the failure of any of ManagedStorage International's systems, and, accordingly, we will be unable to seek reimbursement from ManagedStorage International for any such damage or loss. In addition, our customers will be dependent on Internet service providers and other Web site operators for access to our Web site. These providers and operators have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems. Moreover, the Internet network infrastructure may not be able to support continued growth. Any of these problems could adversely affect our business.

          Failure of Online Security Measures

     Our relationship with our customers would be adversely affected if the security measures that we use to protect their personal information are ineffective. We cannot predict whether events or developments will result in a compromise or breach of the technology we use to protect a customer's personal information.

     The infrastructure relating to our services is vulnerable to unauthorized access, physical or electronic computer break-ins, computer viruses and other disruptive problems. Internet service providers have experienced, and may continue to experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees and others. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. Security breaches relating to our activities or the activities of third-party contractors that involve the storage and transmission of proprietary information could damage our reputation and our relationships with our subscribers and strategic partners. We could be liable to our subscribers for the damages caused by such breaches or it could incur substantial costs as a result of defending claims for those damages. We may need to expend significant capital and other resources to protect against such security breaches or to address problems caused by such breaches. Security measures that we take may not prevent disruptions or security breaches.

          Development and Maintenance of the Internet and the Availability of Increased Bandwidth to Users

     The success of our business will rely on the continued improvement of the Internet as a convenient means of consumer interaction and commerce. Our business will depend on the ability of our customers to use our Web site without significant delays or aggravation that may be associated with decreased availability of Internet bandwidth and access to our Web site. This will depend upon the maintenance of a reliable network with the necessary speed, data capacity and security, as well as timely development of complementary products, such as high speed modems, for providing reliable Internet access and services. The failure of the Internet to achieve these goals may reduce our ability to generate significant revenue.

     Our penetration of a broader consumer market will depend, in part, on continued proliferation of high speed Internet access. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. As the Internet continues to experience increased numbers of users, increased frequency of use and increased bandwidth requirements, the Internet infrastructure may be unable to support the demands placed on it. In addition, increased users or bandwidth requirements may harm the performance of the Internet. The Internet has experienced a variety of outages and other delays and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as the level of traffic, and could result in the Internet becoming an inconvenient or uneconomical source of products and services which would cause its revenue to decrease. The infrastructure and complementary products or services necessary to make the Internet a viable commercial marketplace for the long term may not be developed successfully or in a timely manner. Even if these products or services are developed, the Internet may not become a viable commercial marketplace for the products or services that we offer.

          We May Need to Change the Manner in Which We Conduct Our Business if Government Regulation Increases or Changes

     There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. Laws and regulations may be adopted in the future, however, that address issues such as user privacy, pricing, taxation, content, copyrights, distribution, security, and the quality of products and services. For example, the Telecommunications Act of 1996 sought to prohibit transmitting certain types of information and content over the Web. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online services providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. Any imposition of access fees could increase the cost of transmitting data over the Internet. In addition, the growth and development of the market for online commerce may lead to more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on the Company. The United States Congress recently enacted Internet laws regarding children's privacy, copyrights, taxation and the transmission of sexually explicit material. The law of the Internet, however, remains largely unsettled, even in areas where there has been some legislative action. Moreover, it may take years to determine the extent to which existing laws relating to issues such as property ownership, libel and personal privacy are applicable to the Web. Any new, or modifications to existing, laws or regulations relating to the Web could adversely affect our business.

     If one or more states or any foreign country successfully asserts that we should collect sales or other taxes on the provision of our services, our net sales and results of operations could be harmed. We do not currently collect sales or other similar taxes on the provision of our services in any state. However, one or more states may seek to impose sales tax collection obligations on companies which engage in or facilitate the provision of services on the Internet. A number of proposals have been made at the state and local level that would impose additional taxes on the sale of products and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect our opportunity to derive financial benefit from the provision of our services. Moreover, if any state or foreign country were to successfully assert that we should collect sales or other taxes on the provision of our services, our results of operations could be adversely affected.

     Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been enacted by Congress. However, this legislation, known as the Internet Tax Freedom Act of 1998, imposes only a three-year moratorium ending on October 21, 2001 on state and local taxes on electronic commerce where such taxes are discriminatory and on Internet access unless such taxes were generally imposed and actually enforced before October 1, 1998. Failure to renew this legislation would allow various states to impose taxes on Internet-based commerce.

          Collection of Taxes

     As our business grows, we hope to generate sales from consumers and businesses around the world. Each jurisdiction collects sales taxes of various kinds in different ways. We may need to quickly develop an understanding of a myriad of tax regimes and to customize our electronic commerce and accounting systems to collect and remit such taxes for each one. There can be no assurance that we will be able to develop an understanding of every system and collect and remit such taxes in a timely manner. Failure to do so may expose us to significant sanctions, penalties and fines which may have a material adverse impact on our business.

          Operating Results May Prove Unpredictable, and May Fluctuate Significantly

     Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Because our operating results may be volatile and difficult to predict, in the future the operating results may fall below the expectations of securities analysts and investors. In this event, the trading price of our common stock may fall significantly. Factors that may cause operating results to fluctuate significantly include the following:

       .       rapid changes in the prices and costs of online services

       . fluctuations in the levels of user visits to our Web site and the amount of time that users spend on the Web site

       . new Web sites, services or products introduced by us or by our competitors

       . the timing and uncertainty of advertising sales cycles and seasonal declines in advertising sales

       . general economic conditions, as well as economic conditions specific to users of our services

          Common Stock Price May Be Volatile

     The market prices of securities of Internet and technology companies are extremely volatile and sometimes reach unsustainable levels that bear no relationship to the past or present operating performance of such companies.

     Factors that may contribute to the volatility of the trading price of our common stock include, among others:

       . public announcements of technical innovations relating to our business, new products or services by us or our competitors, or acquisitions or strategic alliances by us or our competitors

       . public reports concerning our services or those of our competitors

       . the announcement of large and noteworthy business deals by our competitors or us

       .       our quarterly results of operations

       . the variance between our actual quarterly results of operations and predictions by stock analysts

       . financial predictions and recommendations by stock analysts concerning Internet companies and companies competing in our market in general, and concerning us in particular

       . the operating and stock price performance of other companies that investors or stock analysts may deem comparable to us

     In addition to the foregoing factors, the trading prices for equity securities in the stock market in general, and of Internet-related companies in particular, have been subject to wide fluctuations that may be unrelated to the operating performance of the particular company affected by such fluctuations. Consequently, broad market fluctuations may have an adverse effect on the trading price of our common stock, regardless of our results of operations.

          Limited Market for Our Common Stock

     Although our common stock is quoted on the OTC Electronic Bulletin Board, there is only a limited market for our common stock, and there can be no assurance that this market will be maintained or broadened. The market price for shares of common stock is likely to be very volatile, and numerous factors beyond our control may have a significant effect on the market for these shares.

            Substantial Sales of Common Stock Could Cause Stock Price to Fall

     As of May 15, 2000, we had outstanding 10,477,662 shares of common stock of which approximately 7,150,000 shares were "restricted securities" (as that term is defined under Rule 144 promulgated under the Securities Act of 1933). These restricted shares are eligible for sale under Rule 144 at various times. Further, upon the effectiveness of the registration statement of which this prospectus is part, 4,470,493 of these restricted shares, as well as an additional 2,820,838 shares underlying currently exercisable warrants, will be eligible for sale.

     No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities.

            No Dividends

     The payment of dividends on our common stock is within the discretion of our Board of Directors and will depend upon our future earnings, our capital requirements, our financial condition, and other relevant factors. We do not currently intend to declare any dividends on our common stock for the foreseeable future.

            The Common Stock May Be Deemed "Penny Stock" and Therefore Subject to Special Requirements

     Our common stock may be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks (i) with a price of less than five dollars per share;
(ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); and (iv) in issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Securities Exchange Act of 1934, and Rule 15g-2 promulgated under the Securities Exchange Act of 1934, require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 promulgated under the Securities Exchange Act of 1934 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them.

            Executive Officers, Directors and Major Stockholders Exercise Significant Control

     As of April 30, 2000, the executive officers, Directors and holders of 5% or more of the outstanding common stock together beneficially owned approximately 33.2% of the outstanding common stock. These stockholders are able to significantly influence all matters requiring approval by stockholders, including the election of Directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control and may make some transactions more difficult or impossible to complete without the support of these stockholders.

            Exchange Rate Risk

     We expect a substantial portion of our revenues to be based on sales and services rendered to customers in the United States, while a significant amount of our operating expenses will be incurred in Canada. As a result, our financial performance will be affected by fluctuations in the value of the U.S. dollar to the Canadian dollar. At the present time, we have no plan or policy to utilize forward contracts or currency options to minimize this exposure, and even if these measures are implemented there can be no assurance that such arrangements will be available, be cost effective or be able to fully offset such future currency risks.

                                USE OF PROCEEDS

     This prospectus relates to an aggregate of 7,291,331 shares of common stock that may be sold from time to time by the selling securityholders, including 2,820,838 shares that are issuable upon the exercise of outstanding warrants. Although we will pay the expenses of registration of these shares, including legal and accounting fees, we will not receive any proceeds from the sale of the shares. We will receive the exercise price of any of the warrants which are exercised. We intend to use these proceeds for working capital. If all of the warrants are exercised for cash, we will receive a total of $4,613,176.

                                  OUR BUSINESS

Business Development
--------------------

     We are a development stage corporation formed under the laws of the State of Nevada on June 23, 1999 pursuant to the merger (the "Merger") of PCSupport.com ("PCS") and Reconnaissance Technologies Inc. ("RTI"). PCS was the resulting entity from a prior merger of PCSupport.com and Mex Trans Seafood Consulting Inc. ("Mex Trans"). Mex Trans was incorporated in the State of Texas on February 13, 1989 under the name "Mutual Produce, Inc." and later changed its name to "Mex Trans Seafood Consulting, Inc."

     RTI was incorporated in British Columbia, Canada, on December 10, 1997 for the purpose of engaging in the development and provision of notebook computer support services to end users through the Internet. Prior to the Merger, PCS (and its predecessor, Mex Trans) did not have any active business and had only
nominal assets and liabilities and was seeking to acquire a new business.   In
early 1999 RTI was seeking further capital to develop its business and to merge
with a public entity to provide liquidity for its shareholders.   Management of
RTI and PCS began discussions for a merger of the two companies in March 1999. In anticipation of the Merger, Mex Trans merged on April 7, 1999 with PCS, a Nevada corporation incorporated on that date solely for the purpose of transferring the corporate jurisdiction of Mex Trans to Nevada. In April 1999, in anticipation of the Merger, PCS completed a private placement of its common shares that generated gross proceeds of approximately $950,000. The shares to be issued in and proceeds from this private placement were placed in escrow and released upon completion of the Merger.

     RTI and PCS entered into a formal merger agreement on May 5, 1999, and the following transactions were carried out to complete the Merger:

     1.   Each of RTI and PCS obtained shareholder approval for the Merger;

     2. PCS underwent a reverse split of its common stock on a 15 old shares for one new share basis;

     3. RTI transferred its governing corporate jurisdiction from British Columbia to Wyoming; and

     4.   RTI merged with PCS.

     In the Merger, each shareholder of RTI received one share of our common stock for each five shares of RTI held. Each shareholder of PCS received one share of our common stock for each share of PCS held. Each holder of outstanding warrants of RTI received one warrant of the Company for each five warrants of RTI held. (See "Market Price for Common Equity and Other Shareholder Matters" below for a description of outstanding warrants.)

     The Company has a wholly-owned subsidiary, Reconnaissance International Ltd., a British Virgin Islands company, the only asset of which is a licensing agreement with StorageTek, as described below under "Products and Services - Global Replace." The subsidiary has no other assets or liabilities.

Business of the Company
-----------------------

      Principal Products and Services and their Markets

          Market Overview

     Personal computers ("PCs"), both desktop and laptop or notebook types, suffer from a wide variety of technical problems that occasionally impair their performance, causing lost productivity and frustration for end-users. For example:

       . PC hardware, software, drivers, and operating systems (and their interaction) have become more complex, and this is causing an increasing number of problems. As a result, computer crashes can occur, resulting in lost data and unscheduled downtime.

       . Software publishers continually issue bug fixes. End-users, however, are typically not aware of, nor do they know how to find, bug fixes on the Internet and install them on their PCs.

       . Over time, PC hard drives become cluttered with temporary files, missing drivers for applications and hardware peripherals. The registry, which acts as the "table of contents" for the PC can also become cluttered and disorganized. The hard drive becomes fragmented from normal use. Consequently, over time, the PC performs more slowly, and is subject to crashes. Often, the end-user is not aware that he or she has a problem. In response, the Windows 95/98/2000/NT operating systems provide a utility for users to de-fragment their hard drives.

       . PCs are often subject to configuration problems, in which the various software, hardware and operating systems cannot communicate with each other.

       . PCs are continuously vulnerable to the advent of new viruses which are designed to impair their operation or destroy the user's data.

       . Frequently, the dialler program that end-users invoke to access the Internet using a dial-up connection becomes corrupted, preventing them from logging on.

     When PCs crash or are lost through theft or physical damage, frequently some or all of the end-user's data can be lost, which is a catastrophic event for those end-users who depend upon their PCs for their employment or home use. Important files on PCs in a large office are often backed up to a central server. PCs in small to medium enterprises ("SME") or small office / home office ("SOHO") must rely on the end-users to use zip drives, tape drives or online backup procedures to protect their data. Generally, only the important files that the end-user selects are saved; not the entire contents of the end-user's system. All of these systems rely on the end-user to remember to select the correct files and to backup his or her data, which is bothersome and, therefore, frequently not done. Until recently, there was no good system to allow an end-user to automatically backup his or her entire system. Consequently, there is a risk among individual and corporate PC end-users of the irretrievable loss of valuable data in the event of a crash or total loss of the PC.

     With respect to the technical problems described above, until recently, the end-user had only a few inefficient and costly options to obtain technical support. End-users in a large corporation typically have skilled technicians employed in a management information systems ("MIS") group to assist them, but SME, SOHO and home end-users have to rely on themselves and volunteers. Hardware manufacturers and software publishers (collectively, "vendors") provide access to libraries of support information over the Internet, but these data bases are typically voluminous and hard for the end-user to navigate. Alternatively, the end-user can phone one of the many help desks operated by these vendors, but the process is often time-consuming and frustrating for the end-user and very expensive for the vendor or the end-user.

     End-users can also purchase utilities from a local software retailer, such as a disk maintenance package. Finally, the end-user can either bring his PC into a depot repair facility or call a local PC service company to send a technician to the end-user's place to repair the problem. Both of these latter options are expensive, and can result in several days of lost productivity for the end-user.

     In sum, the traditional options for the solution of technical problems for PCs are inefficient and expensive, both for the PC end-user and the vendor supplying the technology. The result is a high level of dissatisfaction among end-users with the reliability and ease of use of personal computers, and increasing costs of support among vendors.

     The growing popularity of the Internet provides new options to significantly improve the levels of satisfaction among end-users and to lower the costs of support among vendors. From 1998 onwards, many companies began to offer solutions to PC support problems over the Internet. As described below under "Competitive Business Conditions and the Company's Competitive Position," several companies offered point solutions to a narrow range of problems, including but not limited to the following:

       .    Online backup for files which the user selects.

       . Online virus scans and download and update of virus solution libraries.

       . Knowledgebases of solutions to technical problems, many with natural-language search engines to allow easier access to end-users.

       .    Email and online chat access to technicians.

       .    Online updates for drivers and software bug fixes.

       . Technical forums where users can ask questions online and have them answered by one or more technicians loosely affiliated with such online technical forum.

       .    Remote diagnostic and repair technologies.

     A support portal is a destination on the World Wide Web dedicated to providing technical support services for PC end-users. In 1999 and 2000, the first of the support portals were introduced, with the Company and several other companies, including McAfee.com, all.com, MyHelpDesk.com, and Service911 among those launching support portals. The largest PC manufacturers, including IBM, Dell, HP, Toshiba, Gateway and Micron, indicated their intention to develop and introduce support portals within the coming year. In general, these support portals aggregate a number of point solutions to solve a broad range of PC technical problems.

     We have developed and implemented, and continue to improve upon, a suite of services to address the technical needs of PC users described above.

            Market Segmentation

     PC users can be segmented into three categories. Users in large corporations typically have MIS departments from which to access technical help. SME PC users have all of the same technical problems, yet generally do not have an MIS department for support. The third segment, SOHO or individual users, are often completely on their own. We are marketing to these three segments.

     Products and Services

     Our first service offerings were Global Replace and Phoenix. Global Replace is an Internet-based online backup program combined with a hardware replacement option. The backup portion is applicable to both desktop and notebook users. The hardware replacement portion is only available for notebook users. Phoenix provides a user purchasing a new notebook with the full image, including all data, applications, preferences, and settings, pre-loaded onto the new machine.

     More recently, our primary service offering has been a Web-based support portal called the PC Support Center. The PC Support Center aggregates a number of preventive maintenance and online support services designed to prevent, ameliorate or solve PC technical problems.

     As described below, we offer Global Replace and the PC Support Center directly to PC end-users through our own Web site at www.pcsupport.com. We also customize private-labeled versions of Global Replace and the PC Support Center for other companies who wish to provide Global Replace's or the PC Support Center's services to their customers under their own brand names. Phoenix cannot currently be ordered over our Web site.

     Retail prices for all services described herein may be adjusted frequently in consideration of competitive forces. There can be no assurance that pricing at any commercially viable level will be sufficient to allow us to earn a profit.

            PC Support Center

     We have developed the PC Support Center for all PC users to provide a service which will react to technical problems and pro-actively maintain the user's computer to prevent problems from occurring. The PC Support Center aggregates various technical solutions, such as updating operating systems software, applications software and drivers, and disk maintenance. Upon a user visiting the site and becoming a subscriber, the PC Support Center will, at the subscriber's option, automatically scan the user's computer at each visit to the site to maintain an up-to-date personal profile of the user's hardware, peripherals, software applications and settings. The PC Support Center software will, also at the user's option, diagnose and maintain the hard drive and advise the user of software updates that are pertinent to the user's configuration. Such updates will be performed at the user's request. The PC Support Center also includes a technical support forum where subscribers can ask and have answered technical support questions. Also, the PC Support Center offers a PC user the ability to email a technical question to a skilled technician and receive an answer within 24 hours or less. The PC Support Center has introduced Live Assist and Fix My PC!, services in which the end-user can engage a technician in an online chat sessions to solve technical problems and provide advice, and with the user's permission, a technician can take control of the end-user's PC and solve the problem online while the end-user watches. Also, the PC Support Center hosts an Education Center from which the end-user will be able to access tutorials on PC issues. As a premium chargeable service, the PC Support Center provides subscribers with the opportunity to purchase from third parties related support products and major software upgrades online. The PC Support Center also offers the Backup Center, from which users can download and install the Company's Global Replace backup software described below.

     The first version of the PC Support Center was launched on our Web site, www.pcsupport.com, in October 1999. We continue to add additional functionality to the PC Support Center. In the first calendar quarter of 2000, we signed an agreement with Motive Communications Inc., a prominent company providing PC operating system and software applications repair technology. We expect Motive's technology to enhance the ability of our technicians and the users themselves to restore operations when a PC fails to perform. The technology also protects the dialer function which users employ to dial into the Internet.

     We intend to add new functions to the PC Support Center during calendar year 2000, including virus scan, telephone support, hardware upgrades wizard, computer theft and damage insurance and a user self-help capability. We also plan to further develop the architecture of the PC Support Center to maintain a comprehensive data base of support incidents and subscriber statistics to provide continuous feedback to the online support process. We also plan for future versions of the PC Support Center to regularly advise subscribers via email to return to the Company's Web site to maintain their PCs. See below under "Plan of Operation - Research and Development." These maintenance and upgrade services will simplify support for the user because of regular reminders and automatic maintenance.

     We offer the PC Support Center services to end users in two ways.
Consumers can become a subscribers to the PC Support Center simply by registering on our Web site. Currently, there is no charge to become a subscriber and we offer most of the PC Support Center's services for free to subscribers. Within the next four months, we plan to begin to charge a fee either on a subscription basis or per-incident. In addition to offering the PC Support Center directly to consumers, we also seek to enter into partnership agreements with companies which provide technical support to end users. In this case, we develop a branded version of the PC Support Center with the partner's logo, look and feel. The partner then offers this version to its end users.

     We expect to incur additional costs of between $1,500,000 and $2,000,000 over the next nine months in order to develop and implement additional functions for the PC Support Center, which are expected to include the enhancements described below under "Plan of Operation - Research and Development."

     It is our intent to market the PC Support Center to all three market segments either directly through the PC Support Center to SOHO and consumers, or through strategic partnerships with ISPs, internet portals, and hardware manufacturers to all three segments.

            Global Replace

     To provide online backup, in June 1998 our wholly-owned subsidiary entered into a service supply agreement with StorageTek Canada Inc., a wholly owned subsidiary of Storage Technology Corp. (collectively "StorageTek") of Louisville, Colorado. In March 1999, StorageTek launched PowerBAK, a secure online data service, to its U.S. and Canadian customer base. StorageTek intends to penetrate the growing market for support of mobile workers within its existing corporate client base. Under the terms of the service supply agreement, StorageTek has licensed us to sell run-time licenses of the PowerBAK software under its own brand, Global Replace. Subscribers automatically and transparently connect to StorageTek's data center online to backup their hard drive. In addition, StorageTek has given us an exclusive opportunity to develop a hardware replacement business tied to StorageTek's online backup service. StorageTek has agreed not to enter the replacement business itself, nor to enter into a similar agreement with any other company for the two-year term of our contract. Recently, StorageTek spun out a separate company, ManagedStorage International, to pursue the online backup business under dedicated management. We have been negotiating with ManagedStorage International to renew the services agreement for an additional two-year term. ManagedStorage International has verbally assured us that ManagedStorage International intends to agree to the extension, although there can be no assurance that we will be able to secure an extension on terms acceptable us, or at all.

     Combining the PowerBAK backup service with a hardware replacement option, we have introduced our own service, Global Replace.

               (i)  Global Replace Suite

     Global Replace is a full-service data protection program. Using ManagedStorage International's online backup technology, Global Replace allows users to backup their full image - operating systems, applications, data, preferences and settings to a secure data center. The Global Replace software is a branded version of ManagedStorage International's PowerBAK software. After connecting the PC user to a ManagedStorage International data center, the software examines every file on the user's system and compares them to the data base of files in ManagedStorage International's data center. Every user file that is either not already stored in a ManagedStorage International data center, or has changed since the last backup, is queued for backup. In performing backup, new files, and the segments of files that have changed, are sent online over the Internet, in compressed and encrypted form, to the ManagedStorage International data center, where the files or file segments are stored.

     Global Replace allows PC users to restore data either online or through a CD, and also provides, for notebook users, hardware restoration in the event that the entire notebook is unusable. To restore a small number of files or directories online, the Global Replace software connects users to the ManagedStorage International data center online, where users enter a password. The software then restores the file or files online to the user's hard drive.

     If a PC user suffers a significant or total loss of data, the user may need to restore his or her full image onto his or her hard drive. In such event, the user contacts our help desk and requests a CD restoration. We then load the user's full image onto a set of CDs which we then send by overnight courier to the user. The user then follows a simple set of instructions to load the full image from the CDs onto his or her hard drive.

     If a notebook customer suffers a total failure or loss of use (including theft), he calls our help desk. The user's full image is restored to a temporary replacement notebook at our operations center. After we receive a security deposit, the fully functional replacement notebook is shipped to the user using an overnight courier company. This notebook is loaned to the user for up to 10 business days while the original notebook is being repaired or replaced by the user.

     We launched the Global Replace service in the second calendar quarter of 1999 but have not yet generated significant orders for this service. Global Replace comes in two different packages to suit individual needs.

               (ii)   Global Replace - Basic

     This basic package includes only the backup software. It is applicable to both desktop and notebook users. Users pay for the amount of data stored, as follows:

     Backup Volume:                 Monthly Retail Prices:
     First 30 days                  free
     Less than 100 MB               $ 7.50
     Less than 200 MB               $11.95
     Less than 300 MB               $14.95
     Unlimited / Full Image         $17.95

     A discount of approximately 15% is available to users who pay for 12 month's service in advance.

     The package includes free online data restoration for both desktop and notebook PCs. Full image restoration is available from CD-ROM for desktop or notebook users and from a replacement notebook for notebook users only, in either case on a per-incident fee, as described above under "Global Replace Suite."

               (iii)  Global Replace - Premium

     The Premium service, available only to notebook users, is available at an introductory monthly rate of $44.95 and includes, in addition to the services provided in the basic package, free hardware restoration with a loaned notebook, regardless of the number of times a replacement notebook is loaned to the user, within reason.

          PowerBAK Replace

     Under the terms of a verbal licensing agreement which we have with ManagedStorage International, ManagedStorage International's PowerBak Replace incorporates the Global Replace - Premium package. All of the fees received by ManagedStorage International for the PowerBak Replace service will be paid to us, less a 25% commission. We will provide all of the hardware replacement services to the customers who purchase the PowerBAK services.

     It is our understanding that ManagedStorage International has begun to market the Global Replace replacement option as part of its PowerBAK service, but, to our knowledge, has not generated any sales to date. ManagedStorage International currently has no obligation to market Global Replace. We are negotiating a reseller agreement with ManagedStorage International under which ManagedStorage International would agree to market Global Replace, but there can be no assurance that such an agreement will be reached.

          Phoenix Program

     The need for increased hard drive space and faster microprocessors means notebook users need to replace their machines frequently as the technology improves. Upgrading to a new machine can be problematic. Users are required to identify all of their data and programs. Common operating systems, such as Windows 95, 98, 2000 and NT usually come installed in the new machine, but software applications must be re-installed from disks or CDs. In addition, it is becoming more common for software to be downloaded from the Internet. These files are numerous and often unrecognizable to the average user. Finding and transferring them from one machine to another is often troublesome and time-consuming.

     Given the complexities involved in upgrading, we believe many users delay the upgrade to a new machine as long as possible. The Phoenix Program is intended to alleviate the problems involved with upgrading to a new notebook. With the Phoenix Program, the user purchases the new notebook and ships it to us. Once the new notebook is delivered to us, and the user has completed a full image backup using the Global Replace software, we load the user's full image onto the new notebook, and deliver it to the user.

     We launched the Phoenix service in the third calendar quarter of 1999 but have not yet generated any orders for this service. The Phoenix service is initially being provided at $299, FOB plant.

     Distribution Methods of Services

     We intend to employ a distribution strategy that targets the corporate user, the SME users, and the SOHO users, with the goal of positioning ourselves as the leading provider of online computer technical support services. We will market the services of the PC Support Center both directly to SOHO and consumers and through branded support portals to corporate, SME, and consumers.

               Direct to Consumer

     Any PC Internet user can become a subscriber to the PC Support Center by visiting the Center at www.pcsupport.com and registering. Through online
                       -----------------
searches, word-of-mouth, our own Web marketing efforts, and reviews in the computer trade print and online journals, subscribers have registered from 110 countries as of May 15, 2000.

     In addition, we have entered into agreements with several companies operating Web sites for which online technical support is an important additional service. We have agreed to build a branded support portal for them including many of the services of the PC Support Center. The partners have agreed to promote the branded site and PCsupport.com. Subscribers to the partners' branded support portals are also subscribers to the PC Support Center. The Company believes that these agreements will increase the number of subscribers to our support services.

     In 2000, we entered into a strategic alliance with Alta Vista Company, one of the largest portals on the Internet. AltaVista claims that over 50 million unique visitors access its web site at www.altavista.com each month. Under the
                                       -----------------
terms of the agreement, we will build a branded support portal for AltaVista in which certain of our online technical support features will be bundled into a site similar to the PC Support Center which will carry primary branding for AltaVista and secondary "powered by PCsupport.com" branding. AltaVista has committed to use PCsupport.com services for its Help Desk function, and to promote the branded support portal and PCsupport.com throughout its site.

          Business to Business

     We also offer partnerships in the PC Support Center to companies such as PC vendors, software vendors, ISPs and large corporations that by the nature of their business, are required to provide technical support to their users. Many such companies are now paying significant sums to provide support to their users by employing traditional ineffective methods such as telephone call centers and onsite dispatch. We believe that the partners will benefit from better support to their customers as follows:

               (i)   Improved Customer Relationship

     By providing a customized, comprehensive, and easy-to-use site at which users' computers can be easily maintained, and where many problems in using applications can be more easily solved, fewer problems are likely to occur, and will be more easily solved. Customers will become more productive in the use of their computers. Customers will also become more likely to purchase additional products and services from the vendor.

               (ii)  Reduced Costs

     Since many support problems will now be solved through the PC Support Center, providers will significantly reduce their internal support costs.

               (iii) Tech Support Center Becomes More Productive

     The PC Support Center will reduce the involvement of trained technicians in solving many problems, and reduce the time required to solve problems when their help is required. The technicians will become more productive.

               (iv) Comprehensive Database of Customer Profiles for Marketing Purposes

     The PC Support Center will continuously update a database on the subscribers. This provides an opportunity to research market trends and future product features.

     Business to Business Partners

     Our potential business to business partners include the following types of companies:

          Hardware Vendors

     We are negotiating with large personal computer manufacturers to bundle our services with the sale of hardware. We intend to expand our sales activities to offer Global Replace, Phoenix, and the PC Support Center to additional hardware vendors. We entered into a letter of intent with one large laptop vendor in March, 2000 in which we agreed to build a customized backup center for the vendor and the vendor agreed to distribute a customized version of Global Replace on its laptops. The Company intends to pursue a definitive marketing agreement with such vendor, but there can be no assurance that any definitive agreements will be reached with any hardware manufacturer.

          Resellers

     There are several large international resellers and systems integrators of computer services whose market focus is large corporations. Each has long-standing relationships with its current client base and is constantly looking for new products and services. Our primary products of interest to resellers are the PC Support Center and Global Replace.

     In April 1999, we entered into a two-year agreement with one such systems integrator, Unisys of Canada Inc. ("Unisys"), an international computer service company. Pursuant to the terms of this agreement, Unisys is marketing the Global Replace Suite under its own brand name to Unisys's corporate customers. Unisys has agreed to pay us a fee equal to 75% of our suggested list price for the Global Replace services, and has also agreed to use us exclusively for the provision of such services. To date, Unisys has secured one customer for us, representing approximately $1,000 per month in revenue for an unspecified term. Under this agreement, Unisys is not obligated to secure any particular number of customers or generate any revenues for us, on a best efforts basis or otherwise, and it is therefore uncertain whether Unisys will secure additional customers or revenues for us.

     We intend to expand our marketing activities to include other large international resellers. There can be no assurance that any further agreements will be reached with any resellers.

          Internet Vertical Portals

     Internet vertical portals provide information online to a targeted demographic audience. We have negotiated an agreement with one such portal, PortableLife, to provide our PC Support Center services to the portal's subscribers. There can be no assurance that any additional agreements will be reached with any other Internet portal.

          ManagedStorage International

     We have reached an agreement with ManagedStorage International whereby ManagedStorage International will integrate our hardware replacement service into the PowerBAK online backup service. ManagedStorage International has branded the replacement service, PowerBAK Replace, and will provide it as a standard option through its existing sales channels.

          Direct Sales

     We have begun to develop a direct sales force to market our services directly to a small number of companies in the United States and Canada. As of May 15, 2000, four sales people had been hired and now have begun selling directly to potential partners, supplemented by the efforts of our senior management.

          Web Promotion

     Global Replace is available for purchase on the PC Support Center Web page. We will also promote our services over the Web on other companies' Web sites.

     Revenue Generation

     We intend to earn revenues in any or all of the following ways:

               (i)    Commissioning Fees

     We may private-label the PC Support Center for our partners so that the partners can offer the services under the partners' own brand names. We will charge a commissioning fee for such customization.

               (ii)   Bundling Fees

     We will negotiate with our hardware vendor partners to include an icon directing users to a web site at which our services may be accessed on the desktops of all computers shipped. We intend to earn a bundling fee from each unit shipped.

               (iii)  Subscription Fees

     In lieu of a bundling fee, we may negotiate with our hardware vendor partners and other original equipment manufacturer ("OEM") partners who integrate PCs, Internet access and other related services with the PC Support Center, a monthly fee for providing the PC Support Center to each end-user to whom a PC is shipped.

               (iv)   Premium Services

     We intend to bundle many premium services, such as email assist, Live Assist, FixMyPC!, telephone support, onsite dispatch and other premium services into several different packages for which we will charge either a subscription or a fee-per-incident. We will also sell tutorials and other educational materials.

               (iv)   Commissions

     We earn commissions on the purchase of related support products and major software upgrades from third party vendors.

               (i)    Per-incident Fees

     We may sell support services individually as an end user requests them and charge an incident fee.

               (vi)   Advertising

     The PC Support Center may host advertisements from which we will earn fees.

               (vii)  Sale of Summary Demographics

     The PC Support Center will continuously update a data base documenting many aspects of subscribers' computer usage characteristics and personal demographics. We intend to earn revenue from the sale of summary demographic data.

               (viii) Subscriber Fees

     For improving the level of customer satisfaction for these partners, and lowering the costs of providing support to their users, the Company intends to charge a fee per user per month. In some cases, the Company may share revenue generated from their users with the partners.

     As we have not generated any revenue from the PC Support Center, there can be no assurance that we will be able to negotiate any agreements that will generate profits for us. Failure to successfully negotiate such agreements will have a material adverse impact on our business.

     Competitive Business Conditions and the Company's Competitive Position

     We are a development stage company with no history of earnings. While we believe that the aggregation of our services is unique, there are no substantial barriers to entering into the field of PC services, and we expect competition to intensify. Competitors may be able to provide services similar to our services more efficiently, and many of our potential competitors have substantially greater financial, marketing, service, customer support and research and development resources than we do. There can be no assurance that we will be able to develop a market for any of our services against these competitors.

          PC Support Center

     There are many sellers of computer support and service components. We are among the first to integrate several support technologies and implement a pro-active service such as the PC Support Center which is independent of any vendor of PCs or software. The competitive landscape is changing rapidly. Our existing competitors frequently revise and augment their offerings and we encounter new competitors regularly. We expect the competitive picture to continue to change rapidly for the foreseeable future.

     All.com intends to launch a support portal in the near future offering remote repair capability based on technology licensed from Motive, which directly competes with our similar Motive-based service. To the best of our knowledge, all.com is not planning to offer real time services such as our Live Assist.

     Service911 offers telephone support, email support, self-help, live chat support and dispatch (on site) support. Through partners, the company offers free drivers, video tutorials, product support (directory of support links) and knowledge base. These form a comprehensive set of features that rivals PCsupport.com's support offering. Service911 has also recently launched a "Solutions" offering that will compete with our branded support portal business.

     NoWonder.com currently offers email support, live chat, collaborative support (desktop sharing) and self help (searchable knowledgebase). NoWonder.com does not currently utilize any remote repair solutions. The main appeal of the company's service offer is the ease of use and lack of software downloads.

     MyHelpDesk.com offers live technical support, proactive maintenance services, software updates, virus scans, online backup, email support newsletters and an extensive knowledge base.

     Other companies offer all or some of the following services: technical support forum, expert advice, technical knowledge base, and answers to frequently asked questions (FAQs), including 32bit.com, about.com, computing.net, Ehow.com, GoofyGuys.com, and VirtualDr.com.

     Macafee.com and Symantec (Norton Web Services) previously had introduced support portals, but such competitive portals are closely tied to the software products marketed by those companies.

     There are partnerships beginning to emerge among various competitors. We believe that Support.com, in partnership with either or both of Excite@Home and Sykes Enterprises, a major telephone call center operator, also intends to launch a support portal in the near future. Sykes recently purchased AnswerExpress, an online support knowledgebase, from Intel, possibly signaling Sykes' intention to provide online support services which may compete with us. Service911 has recently announced partnerships with McAfee.com and Support.com.

     Competition also exists from firms that are selling individual features that compete with one or more of the services of the PC Support Center. Support software and services, which will likely be the most significant component of the PC Support Center, are sold in competition with a number of companies producing support software that feature extensive knowledge bases and remote diagnoses and fixes. The prominent competitors in this group include Motive Communications, Computer

Support Technologies, and Support.com. Support.com also provides the service technology infrastructure to allow other companies to build their own support portal. Other firms include Aveo Inc., Full Circle Software, and INFACT Technologies.

     Companies that develop and maintain support knowledge bases include ServiceWare and KnowledgeBroker.

     Significant competition is expected from utilities manufacturers and distributors. The PC Support Center will include diagnostic, automatic upgrades and driver updates, disk maintenance, and virus protection software, segments which are already well-served in the computer services marketplace. Competitors are found in established brands such as Macafee.com, Symantec's Norton Web, ZDNet, and Catch*Up(TM) from Manageable Software.

     Further competition will come from Internet sites offering free software downloads. Websites such as SoftSeek, ZDNet, and Ziff-Davis continually obtain and review the latest shareware, publish rankings, and provide free copies for anyone to use.

     The technical support forum part of the PC Support Center will encounter competition from companies providing online support tips such as ExpertCity.com, Roadnews, Ojatex, TipWorld, Hardware Central, Experts Exchange, and Newbie-U.

     Hardware and software vendors are also potential competitors. Notebook computer manufacturers such as Compaq and IBM already bundle support services with their product, as do other large firms in the industry such as Intel and Microsoft. Computer manufacturers, including Compaq, Dell, Micron, Hewlett Packard, Toshiba and Gateway, also have announced their intention to launch support portals which could compete with the Company in the future.

     In the future, we intend to add technical helpdesk support to the PC Support Center. There are many companies offering online helpdesks including MyHelpDesk, Microsoft, PC Guide, PC Mechanic, and NoWonder.

     Competitors in providing telephone support include Sykes Enterprises, and several other companies offering traditional telephone support services. ExpertCity recently added a free telephone support and a service resembling our LiveAssist, and has a partnership with ZDNet, a prominent Web portal.

     We believe that our strongest competitors will include all.com, McAfee.com, Service911, NoWonder, MyHelpDesk and Support.com, and the various partnerships among them.

          Online Backup Providers

     There are approximately ten established online backup software manufacturers who market their technology using a variety of channels, including direct sales, licensing to resellers, and bundling by OEMs and hardware manufacturers. The most widely used software is from @Backup, Connected Corp (Connected Online Backup), and Veritas. In 1999, Veritas completed the acquisition of Telebackup. Telebackup had previously licensed its backup software to ManagedStorage International. Other on line backup competitors include Atrieva (FileZonePlus), NovaStor (NovaNet-Web), Safeguard (Interactive Backup), recently purchased by StorageTek and spunout to ManagedStorage International, Previo (previously Stac Technologies), Vytalnet (VytalVault), Sterling Software, and Divya (BackOnline).

     Several companies are using the Web to increase the volume of data readily accessible by companies and individuals during working sessions. Xdrive offers 100MB of free storage and Freedrive, a partner of EMC (which competes with StorageTek) offers 50 MB free storage. These services are described as "virtual briefcases" and are not designed to provide full-image backups for date recovery in the way that Global Replace is positioned. IMediaIT also competes in this space.

     Currently, only Telebackup, its acquiror, Veritas, its licensee, ManagedStorage International (and its sublicensee, PCSupport.com), and Safeguard can provide a full image backup, but other competitors are expected to introduce this important feature in the future.

     Current industry standards on the service side are a monthly fee ranging from $7 to $20 for online backup and restoration, and the opportunity to order a CD for a per-incident fee of about $25 to $40 when there is need to restore larger volumes of data. Generally speaking, online backup is offered as a stand alone service, with no other value-added features. Certain hardware vendors (e.g. Compaq) and OEMs (e.g. Intel's AnswerExpress) also offer online backup as part of a suite of services for computer users. We believe that competition will accelerate and that prices and margins for online backup services will decrease rapidly over the next 18 months.

     We believe that there are currently no other service providers who offer tiered service packages or temporary laptop replacement programs such as Global Replace.

     Most of the service providers have targeted individuals and SOHO end users. Only a few possess the scalability and storage space required for accommodating large corporate customers or offering enterprise-wide solutions. Some of the software manufacturers (e.g. Connected and Previo) produce intranet based versions that include dedicated servers and client licenses.

          Hardware Replacement

     Currently, we believe that there are no competitors who offer a service to replace broken notebooks with another notebook loaded with the user's full image. Computer repair companies, such as Inacom, can provide a replacement notebook while the user's notebook is being repaired, but such replacement notebook will not be loaded with the customer's image. Similarly, the hardware manufacturers themselves offer warranty programs in which a broken notebook can be replaced, but such replacement will not be loaded with the customer's image.

          Phoenix

     We believe that the Phoenix service is unique. The extended warranties offered by hardware vendors can be considered as partial competitors, but even though they may reload common applications before shipping the unit back to the customer, they are not able to reconstruct personal settings and configurations or data files. Regular backup is still the responsibility of the user.

     Repair services such as Inacom can repair and quickly return the notebook to its owner, but cannot install the user's data and personal settings. Notebook replacement has to be done in conjunction with online backup in order for the recovery of a full image. Accordingly, the Phoenix program carries a distinct advantage over depot and manufacturer repair services.

     The chief source of competition for the Phoenix program comes from large corporations that set up in-house solutions through network-based backups and by carrying an inventory of spare laptops. Such corporations can replace a notebook quickly with a standard set of applications, but generally are unable to reconstruct personal settings and configurations or data files.

     Sources of Materials

     The only significant materials which we require to carry on our operations are compact disks (also known as CD's) and notebook computers. CD's are readily available from a variety of competing distributors. We will initially lease notebook computers, which are also available from a variety of sources.

     Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements, or Labor Contracts

     We do not hold any patents or trademarks. We are in the process of applying for certain trademarks, including "pcsupport.com," but there can be no assurance that any such applications will be granted. We currently hold the following domain names: PCSUPPORT.com, GLOBALREPLACE.com, PCREPLACE.com, PDASUPPORT.com, PCSUPPORTCENTER.com, PCSUPPORTCENTER.net, PCRESTORE.com and RECON-TECH.com. We are also applying for certain similar domain names in jurisdictions outside North America. Domain names are obtained by applying to Network Solutions, Inc., or one of a small number of other companies competing to register domain names, and paying a fee to register each unique domain name. While we have registered the foregoing domain names, there can be no assurance that we will be able to maintain these names in the future, or register further domain names, should we so require. The loss of the domain names could result in confusion for our customers, and a resultant loss of goodwill. In particular, the loss of the domain name PCSUPPORT.COM would have a material adverse impact on our business.

     There can be no assurance that third parties will not bring claims of copyright, patent or trademark infringement against us or claim that certain of our products, technology, processes or features violate the patent rights or other intellectual property rights of others. There can be no assurance that third parties will not claim that we have misappropriated their creative ideas or formats or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, or require us to enter into costly royalty or licensing arrangements to enable us to use important technologies or methods, any of which could have a material adverse effect on our business, financial condition or operating results.

     Regulation

     We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulation applicable to businesses generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet or covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Such new regulations would require us to expend significant resources to understand and comply with such regulations, which may have a material adverse impact on our business.

     We do not believe that current regulations governing the Internet and computer service industry will have a material effect on our current operations. However, various federal and state agencies may propose new legislation that may adversely affect our business, financial condition and results of operations.

     Research and Development

     From inception until June 30, 1998, for the year ended June 30, 1999, and for the nine-month period ended March 31, 2000, we and our predecessor, RTI, expended approximately $2,814, $17,646, and $556,719, respectively, on the development of our services. We expect to significantly increase research and development expenditures during the fiscal year ending June 30, 2001.

     Employees and Contractors

     As of May 15, 2000, we had 45 full-time employees and one part-time contractor employed as follows:

                                                       Part-Time
                                      Employees        Contractors
                                      ---------        -----------
     Administration                      8                   1
     Research and Development            14                  -
     Marketing and Sales                 12                  -
     Client Services                     1                   -
     Technical Support                   10                  -

     Principal Business Facilities

     We maintain our principal place of business at Suite 280, 4400 Dominion Street, Burnaby, British Columbia, Canada V5G 4G3, which consists of approximately 9,800 square feet which we currently sub-lease for (Cdn)$5.00 per square foot per year, plus operating costs of approximately (Cdn)$10.00 per square foot per year. 2,800 square feet of this space is rented free of charge in the first year, which ends on June 1, 2000. The sub-lease expires on November 29, 2002 and the price per square foot per year increases in the second year to
(Cdn)$6.00, and to (Cdn)$6.50 in the third year. We have entered into an agreement to lease approximately 24,750 sq. ft. at 3750 Gilmore Street, Burnaby, at a rate of (Cdn.) $17.00 per sq. ft., plus operating costs of approximately (Cdn.) $7.00 per sq. ft. This lease will expire on August 31, 2005. We also have access to office space at 1875 Charleston Road, Mountain View, California 94043 at $210 per month under a month-to-month service agreement. Some sales and marketing activities take place from this Mountain View office, but the majority of our operations, sales, services and administration are conducted from our offices in Burnaby. We expect that the space provided by these offices will be sufficient to meet our requirements for the next twelve months.

     Investment Policies

     We do not currently have any policies regarding the acquisition or sale of assets primarily for possible capital gain or for income. We do not presently hold any investments or interests in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

                               PLAN OF OPERATION

     The following describes in general terms our plan of operation and development strategy for the next twelve-month period (the "Next Year"). During the Next Year, our primary focus will be to expand marketing efforts for our services, continue to enhance the PC Support Center, and to develop and/or contract to provide the infrastructure necessary to deliver our services to subscribers and customers.

Current Services
----------------

     We currently offer three services. Our current primary service, the PC Support Center, is a Web-based support portal for PCs which aggregates a number of support technologies, including software and driver updates, hard disk maintenance, a technical support forum, and others. Global Replace combines an on-line backup service for notebook and desktop computers with three methods of restoring data in the event of a PC failure. Phoenix allows a notebook user to transfer a full-image of all data, applications, preferences and settings to a new notebook.

Cash Flow Requirements
----------------------

     Between February and April, 2000, we raised aggregate gross proceeds of $6,810,625 from the sale of common stock and units consisting of common stock and warrants, $1,000,000 from the sale of convertible notes and $188,404 from the exercise of previously issued warrants. We believe that our existing cash reserves are sufficient to sustain operations at their current levels until at least September 30, 2000. However, we are planning to hire new employees continuously to fulfill our obligations to AltaVista, Telus and other partners and to continue the development and implementation of additional features of the PC Support Center. Our agreements with AltaVista require us to make large and continuing payments. These commitments and plans will require working capital in excess of our cash reserves. We anticipate funding these additional working capital requirements either through the proceeds from a private placement of securities or through revenues generated from customers.

     Although the investment banking firm which we have engaged has agreed to use its best efforts to secure additional financing for us in the form of an institutional private placement of our equity securities, to be followed by a potential public offering of our securities, we do not currently have any commitment from any third party to provide this or any other additional financing. We may be unable to obtain financing on reasonable terms or at all. Furthermore, if we raise additional working capital through equity, our shareholders will experience dilution. If we are unable to secure additional financing when needed and our revenues are inadequate to provide the necessary working capital, we may be required to slow down or suspend our growth or reduce the scope of our then current level of business operations, any of which would have a material adverse effect on our competitive position.

Sales and Marketing
-------------------

     We plan to increase marketing efforts for our services through direct and indirect channels, including the following:

     Web Portals. We have successfully negotiated agreements or letters of intent with several companies to offer our PC Support Center services through a branded support portal to their users, the largest of which are AltaVista (with whom we have an agreement), Telus (with whom we have a non-binding letter of intent) and Pivotal Corp (with whom we have a non-binding letter of intent). We are continuing to develop additional partnership agreements with other Web portals. However, there can be no assurance that an agreement will be reached with any other Web portal companies or that the existing agreements (which have not yet generated revenues for us) will generate significant revenues in the future.

     PC Manufacturers. We are negotiating with PC manufacturers to market our services to the manufacturers' customers, and we plan to expand our marketing efforts to other top PC manufacturers during the Next Year. No definitive agreements have yet been reached with any PC manufacturer, and there can be no assurance that any such agreements can be reached on terms favorable to us or at all.

     OEMS. We are negotiating with companies which integrate PCs with Internet access and other related services and sell them to PC end-users via a monthly payment schedule over a number of years, typically three, to include our services.

     Computer Service Companies. There are several international companies which provide a comprehensive range of computer services that permit large corporations to out-source some or all of their PC support requirements. Our services complement and extend the range of such support services. In April 1999 we entered into an agreement with Unisys, an international computer service company, to private label Global Replace under the Unisys brand name for resale to Unisys' corporate customers. We intend to market our services to other international service companies during the Next Year, although there can be no assurance that we will be able to negotiate any agreements with computer service companies.

     ManagedStorage International. In 1998, we entered into a contract with Storage Technologies Inc. ("StorageTek") in which we licensed StorageTek's backup storage software, which we market under the name Global Replace. StorageTek also agreed to market our hardware replacement services in conjunction with its own backup software. In the fiscal year ending June 30, 1999, StorageTek did not secure any orders for our services, and no orders have been secured to date during the current fiscal year. StorageTek has recently spun off its backup storage division into ManagedStorage International Inc.; as a result, ManagedStorage International is the successor-in-interest to StorageTek under StorageTek's contract with us. During the Next Year, we intend to expand our training and co-selling activities with ManagedStorage International.

     Direct Sales. We are marketing to a small number of large and small corporations on a direct basis. Although no contracts have been secured to date, we intend to expand our direct marketing efforts to a select number of large corporations in the United States and Canada. There can be no assurance that any contracts will be reached with any company on a direct basis.

Research and Development
------------------------

     Our primary research and development effort over the Next Year will be to continue to add features to the PC Support Center (which we launched in October
1999) and to release subsequent versions during the Next Year. Due to the constantly evolving nature of the Internet and related technologies, we will continuously monitor changes in PC support technologies and Internet-based support offerings with the goal of adding additional functionality in new releases of the PC Support Center. An Education Center was added to the PC Support Center in January, 2000, which provides self-administered tutorials for PC users. A service called "FixMyPC" was also added to the PC Support Center in January, 2000, which allows a technician to take control of the user's PC with the user's permission and to perform preventive maintenance and solve technical problems using an online chat session. We also entered into a partnership with Micro Warranty Services which will enable us to offer extended warranty and onsite service in the future.

     Among the functions and services we expect to add to the PC Support Center over the Next Year are: email notification of driver and other recommended updates, virus scan, telephone support, PC performance enhancement, enhanced platform maintenance, asset-tracking, anti-theft deterrent, theft and damage insurance, and repair co-ordination. There can be no assurance, however, that all or any of these features will be added. We expect to incur costs of between $1,500,000 and $2,000,000 over the Next Year in order to develop and implement these additional functions of the PC Support Center.

Operations
----------

     We expect the number of subscribers to the PC Support Center and branded portals to increase rapidly over the Next Year. To deliver the services in support of the PC Support Center, we plan to rapidly expand the number of technicians we employ directly and also expect to enter into one or more outsourcing agreements with third parties to provide technical support. In addition, we plan to hire employees in other departments as well, as discussed below under "Employees." We anticipate that there will be a significant lag between incurring the expenses to support the PC Support Center and generating revenues from these expenditures because the PC Support Center's basic services are currently offered free of charge.

     To support the Global Replace program, we will expand our capability to restore full image backups onto replacement notebooks. During the Next Year, we plan to develop infrastructure internally to provide the capacity to restore three to five notebooks per working day. To increase capacity beyond this level to meet future demand, we will contract the restoration process to an external computer services firm.

Employees
---------

     During the Next Year, we plan to hire additional employees in every department, including senior management employees in sales and marketing, as well as additional technical, operations, sales and marketing, and administrative staff as required to expand its service offerings, sales and marketing efforts, and to maintain service levels to its then existing and new subscribers. The number and skill sets of individual employees will be primarily dependent on the relative rates of growth of its different services, and the extent to which sales and marketing, operations, and development are executed internally or contracted to outside parties. Subject to the availability of sufficient working capital and assuming significant customer acceptance of our products, we currently plan to increase staffing to approximately 130 people during the Next Year, although there can be no assurance that such hiring will take place or will be adequate to execute the growth plans as described herein.

                        DIRECTORS, EXECUTIVE OFFICERS,
                         PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers
--------------------------------

     Each of our Directors will hold office until the later of (a) the next annual meeting of shareholders (at which time such Director will be eligible for re-election by the shareholders), or (b) until his successor shall have been duly elected and qualified.

     Michael G. McLean, age 39, has been our President and CEO and a Director since the Merger, and was President and a director of RTI from December 1997 until the Merger. Mr. McLean has over 12 years experience with technology organizations and has a broad base of technical and marketing experience. Most recently, from March 1997 to June 1997, he was Product Development Manager at Riptide Technologies, a software development company that focuses on providing products and services to the lottery industry, where he was charged with creating the infrastructure for a successful product development group. Prior to that, from May 1996 to December 1996, he was General Manager of a business unit at Simba Technologies, a software development and marketing company, managing a staff of 17 responsible for product development, product marketing, customer support and professional services.

     At HealthVISION Corporation, a software company serving the health care industry, from 1993 - 1996, Mr. McLean developed and managed a strategic partnership to allow HealthVISION to private label the partner's software. He also managed several other reseller partnerships. Subsequently, also at HealthVISION, he was a senior Software Development Manager managing 35 technical and user support staff across 3 product lines. Before starting his career in technology, Mr. McLean founded a construction company and grew it to 35 employees.

     Steven W. Macbeth, age 30, has been our Chief Technology Officer, Secretary/Treasurer and a Director since the Merger. Mr. Macbeth was Chief Executive Officer and a director of RTI from December 1997 until the Merger. Mr. Macbeth has over 13 years executive and project management experience in technology companies. Most recently, he co-founded and served as Director, Product Development from June 1996 to June 1997 at Riptide Technologies, a software development company that focuses on providing products and services to the lottery industry. In that position, he managed three development projects and project teams of up to 25 employees.

     Prior to Riptide, Mr. Macbeth served as Technical Project Manager at MPR Teltech from August 1995 to May 1996, and as Software Development Manager at HealthVISION Corporation from May 1994 to July 1995.

     W. Benjamin Catalano, age 35, has been one of our Directors since the Merger. Mr. Catalano has, since 1986, been self employed in personal business ownership as well as participating as a licensed professional in the investment brokerage and real estate industries. Mr. Catalano is currently Vice President of Corporate Affairs and a Director of Themescapes, Inc., a technology company developing three-dimensional acoustic products.

     David W. Rowat, age 44, has been our Vice President, Finance and Business Development since the Merger. Mr. Rowat held the same position with RTI from April 1, 1999 until the Merger. He is a Professional Engineer, earned his MBA from Harvard University in 1986 and has a broad operational background with a speciality in public and private finance, strategic partnering, and mergers and acquisitions for early stage technology companies. He served as Vice-President of Sales, Development and Finance at various times for Nexus Engineering from August 1986 to January 1992, a technology company developing cable television headend products, Vice President and Chief Financial Officer for Xillix Technologies from June 1993 to January 1995, a technology company developing medical imaging products, and Chief Executive Officer of Merit Technologies from January 1995 to April 1995, a manufacturer of point-of-sale terminals. From October 1995 to December 31, 1999, Mr. Rowat was the president of Strategic Catalysts Inc., a consulting company he founded to serve the technology industry.

Significant Employees
---------------------

     There are no significant employees who are not described as executive officers above, except as follows:

     Bruce McDonald, age 33, was appointed our Vice President, Operations on December 10, 1999. From August 1996 to January 2000, Mr. McDonald was the Director of Customer and Technical Services for Seanix Technology Inc., a Vancouver-based manufacturer of personal computer and server hardware systems sold under its own name and under private labels. Mr. McDonald was responsible for the delivery of customer satisfaction throughout North America for both the post-sales support and technical services divisions. From November 1995 to August 1996, Mr. McDonald was National Sales Manager with Seanix, responsible for Seanix's national sales organization in all Canadian provinces excluding Quebec. From June 1994 to November 1995, Mr. McDonald was Regional Sales Manager with Seanix, responsible for the development of sales first in British Columbia and then elsewhere in Western Canada.

     Denise Holleran-Boswell, age 40, was appointed our Vice President, Client Services on April 7, 2000. During the four years prior to joining us, Ms. Holleran-Boswell held several positions with Pricewaterhouse Coopers LLP ("PwC"), a large globally integrated professional services organization. Most recently, Ms. Holleran-Boswell was PwC's Technology Solution's Practice Leader in their Consumer and Industrial Products Practice, responsible for business development of the technology solutions services in Western Canada and ensuring client satisfaction of services. Before PwC, from August of 1993 to March 1996, Ms. Holleran-Boswell was a Project Director with SHL Systemhouse Inc., another international professional services organization specializing in systems integration. She was responsible for defining and delivering innovative system solutions to complex business problems, while reducing the risks to the business. Prior to this Ms. Holleran-Boswell was the Director of Business Systems for Bear Creek Corporation, an international direct marketing retailer, where she was responsible for ensuring the selection and implementation of appropriate technology to satisfy the business' current and future requirements. During the twelve years prior to her work at Bear Creek, Ms. Holleran-Boswell has experience in progressively more senior information systems management positions ranging from services, operations, development to implementations, servicing a variety of industries for both private industry and vendors.

Family Relationships
--------------------

     There are no family relationships among Directors, executive officers or any nominees to these positions.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
-----------------------------------------------

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 30, 2000, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding voting securities; (ii) each of the Company's Directors; (iii) the Company's Chief Executive Officer; and (iv) all executive officers and Directors of the Company as a group:

------------------------------------------------------------------------------------------------------
                                                         Amount of Common Stock &    Approximate Percent
                                                           Nature of Beneficial        of Ownership of
Name & Address/(1)/                                          Ownership/(2)/            Common Stock
------------------------------------------------------------------------------------------------------
Advanced Financial Services Inc./(3)/                          576,029                       5.5%
------------------------------------------------------------------------------------------------------
The Dromond Technologies Group, Inc./(4)/                      553,440                       5.3%
------------------------------------------------------------------------------------------------------
CGTF, LLC/(5)/                                                 590,000/(6)/                  5.5%
------------------------------------------------------------------------------------------------------
Richard and Laurie Kraniak JTWROS/(7)/                         600,000/(8)/                  5.4%
------------------------------------------------------------------------------------------------------
M & J Investment Trust/(9)/                                    600,000/(8)/                  5.4%
------------------------------------------------------------------------------------------------------
Michael G. McLean                                              643,276/(10)/                 6.1%
------------------------------------------------------------------------------------------------------
Steven W. Macbeth                                              649,776/(10)/                 6.2%
------------------------------------------------------------------------------------------------------
W. Benjamin Catalano                                            65,587/(11)/                    *
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
All executive officers and Directors as a group (4 persons)  1,633,639/(12)/                15.4%
------------------------------------------------------------------------------------------------------

*    Less than one percent.
(1) Unless otherwise indicated, the address of each person is c/o the Company at Suite 280, 4400 Dominion Street, Burnaby, British Columbia, Canada V5G 4G3.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities that are currently exercisable, or exercisable within 60 days of April 30, 2000, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(3) Advanced Financial Services Inc. is located at P.O. Box 3340 Road Town, Tortola, British Virgin Islands.

(4) The Dromond Technologies Group, Inc. ("Dromond") is located at Suite 305, 2692 Clearbrook Road, Abbotsford, British Columbia, Canada V2T 2Y8.
     Dromond is owned 50% by Michael McLean and 50% by Steven Macbeth.
(5) CGTF, LLC is located at 200 North Westlake Blvd., Suite 205, Westlake Village, California 91362.
(6)  Includes 240,000 shares issuable upon exercise of warrants.
(7) The address of Mr. and Ms. Kraniak is 3260 Wellington Court, West Bloomfield, Michigan 48324.
(8)  Consists of shares issuable upon exercise of warrants.
(9) The address of M & J Investment Trust is 14 Woodbridge Road, Hingham, Massachusetts 02043.
(10) Includes half of the 553,440 shares of common stock owned by Dromond, as to which Messrs. McLean and Macbeth have shared voting and investment power. Also includes 18,056 shares of common stock issuable pursuant to options that are currently exercisable, or exercisable within 60 days of April 30, 2000.
(11) Includes 10,833 shares of common stock issuable pursuant to options that are currently exercisable, or exercisable within 60 days of April 30, 2000.
(12) Includes 121,945 shares of common stock issuable pursuant to options that are currently exercisable, or exercisable within 60 days of April 30, 2000. Also includes the 553,440 shares of common stock owned by Dromond, as to which Messrs. McLean and Macbeth have shared voting and investment power.

Changes in Control
------------------

     We are aware of no arrangements that could result in a change of control of our ownership.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships Between the Company and Certain Directors and Officers
--------------------------------------------------------------------

     Employment Agreements

     We have entered into employment contracts with Messrs. McLean, Macbeth, Rowat and McDonald and Ms. Holleran-Boswell as described below under "Executive Compensation - Employment Contracts."

     Private Placement of Common Shares

     The following current and former Directors and officers of PCSupport.com participated in a private placement of common stock of PCS completed in April 1999 at a price of $0.01 per share as set forth below. This private placement was conducted before the completion of the Merger of PCS and RTI (with issuance of the securities in this offering being subject to completion of the Merger), at a time when the Directors and officers above were not directors and officers of PCS, but were directors and officers of RTI. A total of 3,222,255 shares were sold in the private placement. 1,500,000 of these shares were sold to directors and officers of RTI at a price of $0.01 per share, as detailed in the chart below. An additional 593,000 shares were sold at a price of $0.01 per share, 399,000 shares were sold at a price of $0.50 per share, and the remaining 730,255 shares were sold at a price of $1.00 per share to persons who were not affiliated with PCS or RTI.

----------------------------------------------------------------------------------
     Name of Director or Officer             Number of PCS Shares Acquired
----------------------------------------------------------------------------------
       Michael G. McLean                                362,500
----------------------------------------------------------------------------------
       Steven W. Macbeth                                362,500
----------------------------------------------------------------------------------
        Alan Ackerman/(1)/                              275,000
----------------------------------------------------------------------------------
        David W. Rowat                                  200,000
----------------------------------------------------------------------------------
       Gary Yurkovich/(2)/                              300,000
----------------------------------------------------------------------------------
            Total:                                    1,500,000

----------------------------------------------------------------------------------

(1)  Mr. Ackerman resigned as a director on June 23, 1999.
(2) Mr. Yurkovich's employment with us ended on June 28, 1999, and we repurchased 285,000 of these shares for $0.01 per share.

     Stock Pooling and Escrow Agreement

     Pursuant to a Stock Pooling and Escrow Agreement dated July 31, 1999 ("Pooling Agreement"), and amended on March 6, 2000, Messrs. McLean, Macbeth, Rowat, Rowlands and Ackerman, and Dromond and Advanced have agreed to pool an aggregate of 2,179,429 shares of common stock and options and warrants to purchase 266,666 shares of common stock. These securities may not be sold or transferred until they are released from the pool. If Messrs. McLean, Macbeth or Rowat cease to participate on a full-time basis in our business, we have the option to repurchase certain of their shares at a price of $0.01 per share. Such right of repurchase lapses as to a certain number of shares each month depending upon the individual, and lapses completely on January 1, 2002.

     The shares, options and warrants will be released from pool in accordance with the following schedule:

                    March 6, 2000      May 25, 2000     November 25, 2000    May 25, 2001
Shares                 100,000           500,000             850,000            729,429
Options                                  133,334              66,666             66,666

Transactions Involving Promoters
--------------------------------

     As the founding shareholders of RTI, Dromond and Advanced were our original promoters. Advanced initially acquired 510,000 common shares of RTI at a price of $0.13 per share. Dromond was initially issued 489,800 common shares of RTI, at a price of $0.01 per share, in consideration for services rendered by Dromond in connection with the establishment of the business of RTI. Advanced also provided RTI with a non-interest bearing loan facility. An aggregate of $110,043 was drawn against such loan and such loan was converted to 66,029 common shares of RTI at the rate of one common share for each $1.67 principal amount of such loan. In addition, Advanced provided a bridge loan facility to RTI in the amount of $34,200. The bridge loan was repaid in full from the proceeds of a private placement completed by RTI on January 26, 1999. In consideration for making such bridge loan, Advanced received warrants to purchase 20,000 common shares of RTI for a period of one year expiring January 26, 2000, at a price of $0.85 per share; such warrants expired unexercised. Additionally, Dromond was issued 63,440 common shares of RTI in consideration for services rendered by Dromond in connection with the establishment of our business.

     All of the shares issued by RTI to Dromond and Advanced were exchanged for shares of our common stock in connection with the Merger on the basis of five RTI shares for each share of our common stock. The share numbers and prices set forth in the previous paragraph reflect this exchange ratio. The warrants held by Advanced were exchanged for warrants to purchase 20,000 shares of our common stock at a price of $0.85 per share, exercisable until January 26, 2000. Any shares issued upon exercise will be subject to the pooling arrangements set forth in "Certain Relationships and Related Transactions - Stock Pooling and Escrow Agreement."

                            EXECUTIVE COMPENSATION

Persons Covered
---------------

     The following table sets forth the compensation which we paid to our Chief Executive Officer for the fiscal years ended June 30, 1998 and 1999. No other officer received a combined salary and bonus in excess of $100,000 during the last fiscal year. As we completed the Merger on June 23, 1999, the information provided in the table includes information for our predecessor, RTI, for the period December 10, 1997 to June 23, 1999.

--------------------------------------------------------------------------------------------------------
                                                    Annual            Annual             All Other
Name & Principal Position           Year/(1)/       Salary            Bonus            Compensation
--------------------------------------------------------------------------------------------------------
Michael G. McLean                       1999          $45,565/(2)/      $-0-             $151,274/(3)/
CEO & President                         1998          $26,176/(2)/      $-0-             $ 29,388/(4)/
--------------------------------------------------------------------------------------------------------

(1) For the twelve months ended June 30, 1999 ("fiscal 1999") and the period from December 10, 1997 to June 30, 1998 ("fiscal 1998").
(2) Includes fees paid to ST Technologies Inc., a company of which Mr. McLean is the sole owner, amounting to $2,926 for fiscal 1999 and $10,788 for fiscal 1998. Also includes Mr. McLean's share of consulting fees paid by the Company to Dromond, of which Mr. McLean owns 50%, amounting to $42,639 for fiscal 1999 and $15,388 for fiscal 1998. See "Certain Relationships and Related Transactions."
(3) Includes the difference between the price paid by Mr. McLean in April, 1999 for shares of common stock of PCS and the then market price of these shares. See "Certain Relationships and Related Transactions." Also includes $26,962 in common stock, representing Mr. McLean's 50% share of 63,440 shares of common stock in RTI issued on January 6, 1999 for services rendered to RTI (as adjusted to reflect the one-for-five exchange ratio in the Merger).
(4) Represents Mr. McLean's share of the difference between the price paid by Dromond in January 1998 for 489,800 shares of common stock of RTI and the then market price.

Compensation of Directors
-------------------------

     There are no standard arrangements by which our Directors are compensated for their services as Directors, except for the grant of stock options, and none of the Directors received compensation for their services as Directors during the most recently completed financial year. We compensate certain of our Directors for their services as consultants. See "Certain Relationships and Related Transactions - Management Contracts."

Stock Option Plan
-----------------

     We adopted a stock option plan on July 2, 1999 (the "Plan"). The Plan authorizes the grant of stock options to our Directors, officers, consultants and employees. Under the terms of the Plan, at no time may the number of shares subject to options result in:

     1. the number of shares reserved for issuance pursuant to stock options granted to insiders exceeding 15% of our issued and outstanding shares;

     2. this issuance to insiders, within a one year period, of a number of shares exceeding 15% of our issued and outstanding shares of common stock; or

     3. the issuance to any one individual, within a one year period, of a number of shares exceeding 15% of our issued and outstanding shares.

     The Plan provides that the exercise price of options granted under the Plan shall be the average market price for the twenty trading days immediately prior to the date of grant. The term of any option may not exceed five years from the date of grant. In certain cases, a change of control would accelerate the exercisability of options granted under the Plan.

     The Plan provides that the options vest monthly over a certain number of years, typically three. If the person to whom options were granted leaves his or her employment or directorship before the options have vested, then the unvested portion will be forfeited. Such person also must exercise the vested options within 30 days of leaving his or her employment or directorship, or else such vested options will be forfeited.

     The Plan was amended on November 30, 1999 to provide that, in the event of a change of control of our ownership, all unvested options will immediately vest. The optionee must elect to exercise the accelerated options at that time, or allow them to continue to vest according to the Plan.

Option Grants
-------------

     From July, 1999 through April, 2000, our Board approved the granting of the following options to purchase shares of common stock to Directors, officers, and significant employees, with the options vesting monthly over a three-year period following the date of grant:

------------------------------------------------------------------------------------------------------------
                           Number of Shares      Exercise        Grant              Expiration
          Name               Under Options        Price          Date                 Date
------------------------------------------------------------------------------------------------------------
Michael G. McLean               50,000            $1.00          July 2, 1999        July 2, 2004
------------------------------------------------------------------------------------------------------------
Steven W. Macbeth               50,000            $1.00          July 2, 1999        July 2, 2004
------------------------------------------------------------------------------------------------------------
David W. Rowat                 150,000            $1.00          July 2, 1999        July 2, 2004
------------------------------------------------------------------------------------------------------------
Clifford Rowlands (1)          150,000            $1.00          July 7, 1999        July 7, 2004
------------------------------------------------------------------------------------------------------------
Ben Catalano                    30,000            $1.00          July 2, 1999        July 2, 2004
------------------------------------------------------------------------------------------------------------
Bruce McDonald                  75,000            $1.00          November 30, 1999   November 30, 2004
------------------------------------------------------------------------------------------------------------
Denise Holleran-Boswell         60,000            $5.50          April 7, 2000       April 7, 2005
------------------------------------------------------------------------------------------------------------

 (1) Mr. Rowlands' employment with us ended in May 2000. His options will continue to vest until August 31, 2000, at which point he will hold options to purchase 62,500 shares of our common stock. The balance of his options will terminate at that time.

Employment Agreements
---------------------

     We have entered into employment agreements with Messrs. McLean, Macbeth, Rowat and McDonald and Ms. Holleran-Boswell. The respective agreements provide that Messrs. McLean, Macbeth, Rowat and McDonald will each be paid (Cdn)$8,300 per month, and an annual cash bonus of 0-60% of their annual salary, subject to their performance against mutually agreed objectives. Effective April 1, 2000, Mr. McLean's salary was increased to (Cdn)$12,500 per month, and the salaries of Messrs. Macbeth, Rowat and McDonald was increased to (Cdn)$10,417 per month.
Ms. Holleran-Boswell is paid a salary of (Cdn)$10,417 per month, and an annual cash bonus of 0-60% of her annual salary, subject to her performance against mutually agreed objectives. The agreements also provide that all unvested shares or options held by Messrs. McLean, Macbeth, Rowat, McDonald and Ms. Holleran-Boswell will vest upon any change in control of the ownership of PCSupport.com.

     All of the employment agreements described above may be terminated by us or by the respective employee at any time, with or without cause.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Our by-laws provide that no officer or Director shall be personally liable for any obligations of PCSupport.com, Inc. or for any duties or obligations arising out of any acts or conduct of said officer or Director performed for or on behalf of PCSupport.com, Inc. Our by-laws also provide that we will indemnify and hold harmless each person who serves at any time as a Director or officer of PCSupport.com, Inc., and his or her heirs and administrators, from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of his or her having been a Director or officer of PCSupport.com, Inc., or by reason of any action alleged to have been taken or omitted to have been taken by him or her as such Director or officer, and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Nevada General Corporation Law. However, no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct. The rights accruing to any person under our by-laws do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the by-laws.

     We believe that it is the position of the Securities and Exchange Commission that, insofar as any of the foregoing by-law provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, the provisions are against public policy as expressed in the Securities Act of 1933 and are, therefore, unenforceable.

                           DESCRIPTION OF SECURITIES

     The total authorized share capital stock of the Company consists of 100,000,000 shares of common stock with a par value of $0.001 per share. As of May 15, 2000, there were 10,477,662 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share held. The common stock ranks equally in all respects. The holders of common stock are entitled to attend and vote at all meetings of our shareholders on the basis of one vote for each share of common stock held by them. The holders of common stock are also entitled to receive dividends if, as and when declared by the Board of Directors on our common stock and to receive our remaining property upon liquidation, dissolution or winding-up.

                           MARKET FOR COMMON EQUITY
                         AND OTHER SHAREHOLDER MATTERS

Market Information
------------------

     Shares of our common stock are traded on the OTC Electronic Bulletin Board under the symbol "PCSP." From August 18, 1998 until the Merger, the common stock of PCS traded on the OTC Electronic Bulletin Board under the symbol "MXTS," reflecting the previous name of PCS as Mex Trans Seafood Consulting Inc. Our common stock began trading on the OTC Electronic Bulletin Board on June 24, 1999 under the symbol "PCSP." The following table sets forth the high and low bid prices for our common stock for the quarters indicated. The information has been adjusted for all periods presented to reflect the reverse stock split of our common stock which occurred in connection with the Merger.

     Quarter Ended                     High                  Low

     December 31, 1998                   1.88                  1.70
     March 31, 1999                      2.50                  1.56
     June 30, 1999                       2.00                  0.78
     September 30, 1999                  2.00                0.5625
     December 31, 1999                 1.9375                 0.875
     March 31, 2000                    9.6875                  0.97

     Quotations posted on the OTC Electronic Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily reflect actual transactions.

     As of May 15, 2000, we had warrants outstanding to purchase an aggregate of 82,838 shares of common stock at a price per share of $2.00. The warrants are each exercisable to acquire one share of common stock for a period expiring three months after the completion of an initial public offering of our common stock, at a price of $2.00 per share. If, at any time prior to the expiration of these warrants, we complete a financing for gross proceeds of more than
(Cdn)$400,000 and issues shares of common stock at a price which is higher than the exercise price of these warrants, the warrant holders have ten days to exercise the warrants, after which the exercise price is increased to the price at which the securities were sold.

     As of May 15, 2000, the Company also had warrants outstanding to purchase 240,000 shares of common stock at $1.40 per share, exercisable on or before January 11, 2002; warrants outstanding to purchase 333,000 shares of common stock at $2.00 per share, exercisable on or before March 7, 2001; warrants outstanding to purchase 1,000,000 shares of common stock, exercisable at a price of $1.25 from March 7, 2000 to March 7, 2001 and $1.75 from March 8, 2001 to March 10, 2002; warrants outstanding to purchase 500,000 shares of common stock, exercisable at a price of $2.00 from March 8, 2000 to March 8, 2001 and $2.50 from March 9, 2001 to March 10, 2002; warrants to purchase 10,000 shares of common stock, exercisable at a price of $1.05 from January 11, 2000 to January 11, 2003; warrants to purchase 50,000 shares of common stock, exercisable at a price of $5.47 from April 21, 2000 to April 21, 2003; and a commitment to issue warrants to purchase 500,000 shares of common stock, exercisable at a price of $2.00 from March 24, 2000 to March 24, 2001.

     As of May 15, 2000, an aggregate of 848,750 shares of common stock were issuable upon exercise of outstanding stock options.

Holders
-------

     As of May 15, 2000, we had 138 shareholders of record of common stock.

Dividends
---------

     We have not, to date, paid any dividends on our common stock. The payment of dividends on our common stock is within the discretion of the Board of Directors and will depend upon our future earnings, our capital requirements, our financial condition, and other relevant factors. We do not currently intend to declare any dividends on our common stock for the foreseeable future.

                            SELLING SECURITYHOLDERS

     Except as indicated below, none of the selling securityholders has held any position or office or had any other material relationship with us within the past three years. The following table shows the beneficial ownership of our common stock for each of the selling stockholders on May 15, 2000. The table assumes that the selling stockholders will sell all of the shares and that the selling stockholders will make no other purchases or sales of our common stock. However, the selling stockholders are not obligated to sell their shares at any time or at any price. Therefore, we cannot state with certainty the number of shares of common stock that will be owned by each of the selling stockholders upon the termination of this offering. The number of shares of common stock that each holder may own may also change due to stock splits or other anti-dilution adjustments.

----------------------------------------------------------------------------------------------------------------------------------
                                             Beneficial Ownership                           Beneficial Ownership
                                              Before Offering(1)                             After Offering (1)
----------------------------------------------------------------------------------------------------------------------------------
                                                                        Number of
                                           Number of                      Shares            Number of
        Selling Stockholder                 Shares         Percent     Being Offered         Shares           Percent
----------------------------------------------------------------------------------------------------------------------------------
Bradley T. Aelicks                          35,000            *              35,000             0                  0
----------------------------------------------------------------------------------------------------------------------------------
A. Jakubowski Holding Co.                   20,000(2)         *              20,000(2)          0                  0
----------------------------------------------------------------------------------------------------------------------------------
Algernon Investment Limited                 40,000            *              40,000             0                  0
----------------------------------------------------------------------------------------------------------------------------------
Al Heaps & Associates Inc.                   4,000            *               4,000             0                  0
----------------------------------------------------------------------------------------------------------------------------------
Donald G. Allison (a)                       25,000            *              25,000             0                  0
----------------------------------------------------------------------------------------------------------------------------------
Amadro Equities                             35,000            *              35,000             0                  0
----------------------------------------------------------------------------------------------------------------------------------
Thomas Ball                                 20,000(3)         *              20,000(3)          0                  0
----------------------------------------------------------------------------------------------------------------------------------
Steve Bastable                              59,000            *              59,000             0                  0
----------------------------------------------------------------------------------------------------------------------------------
J. A. Beaulieu                               7,838(4)         *               7,838(4)          0                  0
----------------------------------------------------------------------------------------------------------------------------------
Marty Biegel (b)                            10,000(5)         *              10,000(5)          0                  0
----------------------------------------------------------------------------------------------------------------------------------
Big Sky Holdings Ltd.                       51,000(6)         *              51,000(6)          0                  0
----------------------------------------------------------------------------------------------------------------------------------
Don Bolin                                   50,000            *              50,000             0                  0
----------------------------------------------------------------------------------------------------------------------------------
William Boutillier                           2,400            *               2,400             0                  0
----------------------------------------------------------------------------------------------------------------------------------
Graham Boyle                                 4,000            *               4,000             0                  0
----------------------------------------------------------------------------------------------------------------------------------
Daniel J. Brimm                             56,250(7)         *              56,250(7)          0                  0
----------------------------------------------------------------------------------------------------------------------------------
Tammy Brimm                                  4,000            *               4,000             0                  0
----------------------------------------------------------------------------------------------------------------------------------
Ward Cameron                                10,000(8)         *              10,000(8)          0                  0
----------------------------------------------------------------------------------------------------------------------------------
Capilano West Capital Inc.                 230,000           2.2%           230,000             0                  0
----------------------------------------------------------------------------------------------------------------------------------
Capilano West Capital Ventures I L.P.       35,000            *              35,000             0                  0
----------------------------------------------------------------------------------------------------------------------------------
Paul Cargiulo                               25,000            *              25,000             0                  0
----------------------------------------------------------------------------------------------------------------------------------
Bill Catalano (c)                           35,000            *              35,000             0                  0
----------------------------------------------------------------------------------------------------------------------------------
CGTF, LLC                                  590,000(9)        5.5%           590,000(9)          0                  0
----------------------------------------------------------------------------------------------------------------------------------
Paul Champagne                              35,000            *              35,000             0                  0
----------------------------------------------------------------------------------------------------------------------------------
Collins Enterprises                          4,000            *               4,000             0                  0
----------------------------------------------------------------------------------------------------------------------------------
Erica Crichton                               4,000            *               4,000             0                  0
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Amy E. Cutting Revocable
Living Trust                                   33,042           *                 33,042                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Rebecca L. Cutting
Revocable Living Trust                         35,583           *                 35,583                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Cypress Capital Management Ltd.                34,000           *                 34,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
John Dekam                                     35,000           *                 35,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Jerome De Luccio                              112,500(10)      1.1%              112,500(10)            0                 0
----------------------------------------------------------------------------------------------------------------------------------
Discovery View Estates                         33,000           *                 33,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Brian Donnelly (d)                              7,500(11)       *                  7,500(11)            0                 0
----------------------------------------------------------------------------------------------------------------------------------
Elizabeth A. Eger
Revocable Living Trust                         12,708           *                 12,708                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Stanley Elbaum (e)                             30,000(12)       *                 30,000(12)            0                 0
----------------------------------------------------------------------------------------------------------------------------------
Bob Farley                                      4,000           *                  4,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Friend Family Trust reg. Popers 442 (f)       125,000          1.2%              125,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Grant Ferguson                                  8,000(13)       *                  8,000(13)            0                 0
----------------------------------------------------------------------------------------------------------------------------------
Eileen Finnigen                                 4,000           *                  4,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
FMWP (BVI) Inc.                                 4,000           *                  4,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Gordon Friesen                                 55,000           *                 55,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Robert Gelfand                                 36,000           *                 36,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Mary Ann Gould (g)                              3,750(14)       *                  3,750(14)            0                 0
----------------------------------------------------------------------------------------------------------------------------------
Robert S. Grigg                                56,250(15)       *                 56,250(15)            0                 0
----------------------------------------------------------------------------------------------------------------------------------
Claudio Grubner                                45,000           *                 45,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Gerry Hamilton                                  4,000           *                  4,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Grant Hempell                                  44,000           *                 44,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Alan Hetherington                              50,000           *                 50,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
HFIC Inc.                                     150,000(16)      1.4%              150,000(16)            0                 0
----------------------------------------------------------------------------------------------------------------------------------
Sanford J. Hillsberg (h)                       56,250(17)       *                 56,250(17)            0                 0
----------------------------------------------------------------------------------------------------------------------------------
Bruno Hoffman (i)                               2,250(18)       *                  2,250(18)            0                 0
----------------------------------------------------------------------------------------------------------------------------------
Rey Holdings                                   12,000(19)       *                 12,000(19)            0                 0
----------------------------------------------------------------------------------------------------------------------------------
Ashley Howard (j)                               7,500(20)       *                  7,500(20)            0                 0
----------------------------------------------------------------------------------------------------------------------------------
ICE Consult Gmb H (k)                         300,000          2.9%              300,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
ICE Holdings North America, LLC (l)            45,000           *                 45,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Frank Holler                                   34,000           *                 34,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Keresan Capital Corp.                           8,000           *                  8,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
John C. Kleinert                               50,000           *                 50,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Ross Kondo                                     35,000           *                 35,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Richard and Laurie Kraniak JTWROS             600,000(21)      5.4%              600,000(21)            0                 0
----------------------------------------------------------------------------------------------------------------------------------
Josip Kresna                                   35,000           *                 35,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Doug Lahay                                     34,000           *                 34,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Dick Lee                                        5,000           *                  5,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Eung Bum Lee                                    4,000           *                  4,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Eva Lee                                        10,000           *                 10,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Robert Lee                                     34,000           *                 34,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Stella Lee                                      5,000           *                  5,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Maurice Levy (m)                               40,000(22)       *                 40,000(22)            0                 0
----------------------------------------------------------------------------------------------------------------------------------
Lloyds TSB Bank plc                           145,000          1.4%              145,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Fiona Lo                                       70,000           *                 70,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Loon Properties                                55,000           *                 55,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Sandy MacDougall                               53,500           *                 53,500                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Dick, Ray, Bill and Bon Machin                 20,000           *                 20,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Anil Madan                                     40,000           *                 40,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
George Magill                                   4,000           *                  4,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Margaret C. Manuel                             33,042           *                 33,042                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Joseph B. Marsh                               127,083          1.2%              127,083                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Patrick J. Mason                               25,417           *                 25,417                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Gordon McConkey                                38,000           *                 38,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------
Gary McDonald                                  50,000           *                 50,000                0                 0
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Dorothy Mae McKim                               4,000(23)       *                  4,000(23)           0                0
----------------------------------------------------------------------------------------------------------------------------------
Brett McLean (n)                                4,000           *                  4,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Don and Barb McLean (o)                           800           *                    800               0                0
----------------------------------------------------------------------------------------------------------------------------------
Jim McMahon                                     4,000           *                  4,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Charlene Meehan                                 4,000           *                  4,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Ray Melissa                                    63,500           *                 63,500               0                0
----------------------------------------------------------------------------------------------------------------------------------
M & J Investment Trust (p)                    600,000(24)      5.4%              600,000(24)           0                0
----------------------------------------------------------------------------------------------------------------------------------
Anthony Murray                                 25,000           *                 25,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
National Bank Financial                        34,000           *                 34,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Mike Newman                                     4,000           *                  4,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Aaron Nielsen (q)                               7,500(25)       *                  7,500(25)           0                0
----------------------------------------------------------------------------------------------------------------------------------
Kerry Noon (r)                                  2,000           *                  2,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Odulm Brown Ltd. (s)                            2,000           *                  2,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Irwin Olian (t)                               385,000(26)      3.6%              385,000(26)           0                0
----------------------------------------------------------------------------------------------------------------------------------
Danielle Oliver                                35,000           *                 35,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Curtis Palmer                                  52,500(27)       *                 52,500(27)           0                0
----------------------------------------------------------------------------------------------------------------------------------
Robert Pellatt                                  4,000           *                  4,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Kwee Peng Jo                                   34,000           *                 34,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Ennio and Lisa Petrella                        12,708           *                 12,708               0                0
----------------------------------------------------------------------------------------------------------------------------------
Don Pollard                                     4,000           *                  4,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Peter Reid                                      4,000           *                  4,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
David Risley                                    4,160           *                  4,160               0                0
----------------------------------------------------------------------------------------------------------------------------------
Harry Ross                                     75,000(28)       *                 75,000(28)           0                0
----------------------------------------------------------------------------------------------------------------------------------
Paul T. Rubery                                 51,000(29)       *                 51,000(29)           0                0
----------------------------------------------------------------------------------------------------------------------------------
Wayne Leslie Saxby                              6,000           *                  6,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Ken H. Schaeffers                              38,000           *                 38,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Edwin B. Shaw and Felicia P. Shaw
Jt. Tenants                                    25,417           *                 25,417               0                0
----------------------------------------------------------------------------------------------------------------------------------
Edwin B. Shaw, Robert B. Nelson & Dawn
 E. Kidd, TTEES                                25,417           *                 25,417               0                0
----------------------------------------------------------------------------------------------------------------------------------
Lyle H. Shuert
Revocable Living Trust                         25,417           *                 25,417               0                0
----------------------------------------------------------------------------------------------------------------------------------
Matthew Charles Shuert and Kelly Rosa
Shuert                                         12,708           *                 12,708               0                0
----------------------------------------------------------------------------------------------------------------------------------
Mark R. Siewert                               112,500(30)      1.1%              112,500(30)           0                0
----------------------------------------------------------------------------------------------------------------------------------
Sitrick and Company (u)                        34,000           *                 34,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Andrew P. Smith (v)                            25,000           *                 25,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Edyta Smith (w)                                25,000           *                 25,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Robert A. Spence                                4,000           *                  4,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Paul Stanley                                  127,083          1.2%              127,083               0                0
----------------------------------------------------------------------------------------------------------------------------------
Roma Stewart                                   35,000           *                 35,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
William Trimble                                34,000           *                 34,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Troy & Gould Profit Sharing Plan FBO
William D. Gould (x)                           47,250(31)       *                 47,250(31)           0                0
----------------------------------------------------------------------------------------------------------------------------------
Valor Invest Ltd.                              50,000           *                 50,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Pamela Anne Vandy                              34,000           *                 34,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
William H. Vanover                             12,708           *                 12,708               0                0
----------------------------------------------------------------------------------------------------------------------------------
Harjit Virk                                    35,000           *                 35,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Richard M. Wilson                               4,000           *                  4,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
David and Terry Wohlberg (y)                  160,000(32)      1.5%              150,000(32)      10,000                *
----------------------------------------------------------------------------------------------------------------------------------
Wolverton Securities Ltd. (z)                 504,000(33)      4.6%              504,000(33)           0                0
----------------------------------------------------------------------------------------------------------------------------------
Chris Wong                                     40,000           *                 40,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Martin Woodward                                38,000           *                 38,000               0                0
----------------------------------------------------------------------------------------------------------------------------------
Paul Woodward                                  38,800           *                 38,800               0                0
----------------------------------------------------------------------------------------------------------------------------------
Darryl J. Yea                                 100,000           *                100,000               0                0
                                                         -----------------------------------
                                                              TOTAL          7,291,331(34)
                                                         -----------------------------------

_________________________
* Indicates less than 1% beneficial ownership.

(a) Mr. Allison is the Chief Financial Officer of ICE Holdings North America, LLC, which has provided us with investment banking services since December 1999.
(b)  Mr. Biegel has served as a financial consultant for us since August 1999.
(c)  Bill Catalano is the father of Ben Catalano, who is one of our Directors.
(d)  We have employed Mr. Donnelly as Sales Director since December 1999.
(e)  Mr. Elbaum has served as a financial consultant for us since June 1999.
(f) Friend Family Trust reg. Popers 442 is affiliated with ICE Holdings North America, LLC, which has provided us with investment banking services since December 1999.
(g) Ms. Gould is the wife of William D. Gould, who is a member of Troy & Gould Professional Corporation, which has served as legal counsel to us since July 1999 and is giving a legal opinion on the validity of the shares covered by this prospectus.
(h) Mr. Hillsberg is a member of Troy & Gould Professional Corporation, which has served as legal counsel to us since July 1999 and is giving a legal opinion on the validity of the shares covered by this prospectus.
(i)  We have employed Mr. Hoffman as Sales Director since December 1999.
(j) We have employed Ms. Howard as Investor Relations Coordinator since January 2000.
(k) ICE Consult Gmb H is an affiliate of ICE Holdings North America, LLC, which has provided us with investment banking services since December 1999.
(l) ICE Holdings North America, LLC has provided us with investment banking services since December 1999.
(m)  Mr. Levy has served as a financial consultant for us since August 1999.
(n)  Brett McLean is a cousin of Michael McLean, who is our President and CEO.
(o) Don and Barb McLean are an uncle and aunt, respectively, of Michael McLean, who is our President and CEO.
(p) M & J Investment Trust is affiliated with Mike Lee & Associates, which provided us with financial consulting services in connection with our private placement of convertible notes in February 2000.
(q) We have employed Mr. Nielsen as Manager, Finance and Investor Relations since May 1999.
(r)  Ms. Noon has served as our Controller since our inception in December 1997.
(s) Odulm Brown provided us with financial consulting services in connection with our private offering of common stock in April 1999.
(t)  Mr. Olian has served as a financial consultant for us since June 1999.
(u) Sitrick and Company provided us with investor relations services from October 2000 to May 2000.
(v) Mr. Smith is a managing director of ICE Holdings North America LLC, which has provided us with investment banking services since December 1999.
(w) Ms. Smith is the mother of Andrew Smith, who is a managing director of ICE Holdings North America LLC, which has provided us with investment banking services since December 1999.
(x) Mr. Gould is a member of Troy & Gould Professional Corporation, which has served as legal counsel to us since July 1999 and is giving a legal opinion on the validity of the shares covered by this prospectus.
(y) Mr. Wohlberg is a member of Troy & Gould Professional Corporation, which has served as legal counsel to us since July 1999 and is giving a legal opinion on the validity of the shares covered by this prospectus.
(z) Wolverton Securities Ltd. provided us with financial consulting services in connection with our private offering of common stock in March 2000.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding the option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.
(2)  Consists of shares issuable upon exercise of warrants.
(3)  Consists of shares issuable upon exercise of warrants.
(4)  Consists of shares issuable upon exercise of warrants.
(5)  Consists of shares issuable upon exercise of warrants.
(6)  Includes 17,000 shares issuable upon exercise of warrants.
(7)  Includes 18,750 shares issuable upon exercise of warrants.
(8)  Includes 7,000 shares issuable upon exercise of warrants.
(9)  Includes 240,000 shares issuable upon exercise of warrants.
(10) Includes 37,500 shares issuable upon exercise of warrants.
(11) Includes 2,500 shares issuable upon exercise of warrants.
(12) Consists of shares issuable upon exercise of warrants.
(13) Consists of shares issuable upon exercise of warrants.
(14) Includes 1,250 shares issuable upon exercise of warrants.
(15) Includes 18,750 shares issuable upon exercise of warrants.
(16) Includes 50,000 shares issuable upon exercise of warrants.
(17) Includes 18,750 shares issuable upon exercise of warrants.
(18) Includes 750 shares issuable upon exercise of warrants.
(19) Consists of shares issuable upon exercise of warrants.
(20) Includes 2,500 shares issuable upon exercise of warrants.
(21) Consists of shares issuable upon exercise of warrants.

(22) Consists of shares issuable upon exercise of warrants.
(23) Consists of shares issuable upon exercise of warrants.
(24) Consists of shares issuable upon exercise of warrants.
(25) Includes 2,500 shares issuable upon exercise of warrants.
(26) Consists of shares issuable upon exercise of warrants.
(27) Includes 17,500 shares issuable upon exercise of warrants.
(28) Includes 25,000 shares issuable upon exercise of warrants.
(29) Includes 17,000 shares issuable upon exercise of warrants.
(30) Includes 37,500 shares issuable upon exercise of warrants.
(31) Includes 15,750 shares issuable upon exercise of warrants.
(32) Includes 50,000 shares issuable upon exercise of warrants.
(33) Consists of shares issuable upon exercise of warrants.
(34) Includes 2,820,838 shares issuable upon exercise of warrants.

                             PLAN OF DISTRIBUTION

     As used in this prospectus, "selling stockholders" includes the pledgees, donees, transferees or others who may later hold the selling stockholders' shares of common stock We will pay the costs and fees of registering the shares of common stock, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of these shares.

     The selling stockholders may sell the shares of common stock in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In addition, the selling stockholders may sell some or all of their shares through:

          . a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
          . purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
          . ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     When selling the shares of common stock, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

          . enter into transactions involving short sales of the shares by broker-dealers;
          . sell shares short themselves and redeliver the shares to close out their short positions;
          . enter into option or other types of transactions that require the selling stockholder to deliver shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
          . loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

     The selling stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales. However, the selling stockholders and any broker-dealers involved in the sale or resale of the shares of common stock may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act of 1933.

     In addition to selling their shares under this prospectus, the selling stockholders may:

          . agree to indemnify any broker-dealer or agent against liabilities related to the selling of the shares, including liabilities arising under the Securities Act of 1933;
          . transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer; or
          . sell their shares under Rule 144 of the Securities Act of 1933 rather than under this prospectus, if the transaction meets the requirements of Rule 144.

                                    EXPERTS

     Our financial statements for the year ended June 30, 1999, have been included in this prospectus in reliance upon the report of KPMG LLP, Vancouver, British Columbia, Canada, appearing elsewhere in this prospectus, and upon the authority of KPMG LLP as experts in accounting and auditing.

                                 LEGAL MATTERS

     Troy & Gould Professional Corporation, Los Angeles, California, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus. Certain members of Troy & Gould Professional Corporation and their spouses own in the aggregate 181,500 shares of our common stock and warrants to purchase 85,750 shares of our common stock.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                    ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On July 15, 1999, the Company engaged KPMG LLP, Vancouver, British Columbia, Canada, as its principal accountant to audit the Company's financial statements. Neither the Company nor its predecessor for accounting purposes, RTI, had engaged any accountants prior to the engagement of KPMG LLP.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the common stock offered under this prospectus. We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by PCSupport.com, Inc. can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy statements, information statements and other information concerning PCSupport.com, Inc. at the site located at http://www.sec.gov. This prospectus does not contain all the information in the registration statement and its exhibits which we have filed with the Commission under the Securities Act and to which reference is made.

                         INDEX TO FINANCIAL STATEMENTS

Audited Annual Financial Statements
-----------------------------------
Independent Auditors' Report to Annual Financial Statements................................................................    F-2
Balance Sheets as of June 30, 1999 and 1998................................................................................    F-3
Statements of Operations for the Year Ended June 30, 1999, the Period from December 10, 1997 (inception) to June 30, 1998
 and the Period from December 10, 1997 (inception) to June 30, 1999........................................................    F-4
Statements of Stockholders' Equity for the Year Ended June 30, 1999 and the Period from
December 10, 1997 (inception) to June 30, 1998.............................................................................    F-5
Statements of Cash Flows for the Year Ended June 30, 1999, the Period from December 10, 1997 (inception) to June 30, 1998
 and the Period from December 10, 1997 (inception) to June 30, 1999........................................................    F-6
Notes to Annual Financial Statements.......................................................................................    F-7

Unaudited Interim Financial Statements
--------------------------------------
Balance Sheets as of March 31, 2000 and June 30, 1999......................................................................   F-17
Statements of Operations for the Nine Months Ended March 31, 2000 and 1999, the Three Months Ended March 31, 2000 and 1999
 and the Period from December 10, 1997 (inception) to March 31, 2000.......................................................   F-18
Statements of Stockholders' Equity for the Nine Months Ended March 31, 2000 and the Period from December 10, 1997
 (inception) to March 31, 2000.............................................................................................   F-19
Statements of Cash Flows for the Nine Months Ended March 31, 2000 and 1999 and the Period from December 10, 1997
 (inception) to March 31, 2000.............................................................................................   F-20
Notes to Interim Financial Statements......................................................................................   F-21

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
PCsupport.com, Inc.

We have audited the consolidated balance sheets of PCsupport.com, Inc. and subsidiary (a Development Stage Enterprise) as of June 30, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year ended June 30, 1999, the period from December 10, 1997 (inception) to June 30, 1998 and for the period from December 10,1997 (inception) to June 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of PCsupport.com, Inc. and subsidiary (a Development Stage Enterprise) as of June 30, 1999 and 1998, and the results of their operations and their cash flows for the year ended June 30, 1999, the period from December 10, 1997 (inception) to June 30, 1998 and for the period from December 10, 1997 (inception) to June 30, 1999, in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Signed "KPMG LLP"

Chartered Accountants


Vancouver, Canada

August 20, 1999

                       PCsupport.com, inc. and subsidiary
                        (A Development Stage Enterprise)

                          Consolidated Balance Sheets
                          (Expressed in U.S. Dollars)

                             June 30, 1999 and 1998

                                                                           1999         1998
                                                                       --------     --------
                     Assets

Current assets:
  Cash and cash equivalents                                            $  795,809   $       -
  Accounts receivable                                                      14,728           -
  Prepaid expenses                                                         33,950           -
  Other current assets                                                     49,256         242
                                                                       ----------   ---------

   Total current assets                                                   893,743         242

Property and equipment (note 4)                                            11,210       2,702

Intangible asset (note 5)                                                   2,697           -
                                                                       ----------   ---------

                                                                       $  907,650   $   2,944
                                                                       ==========   =========

                     Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
  Accounts payable and accrued liabilities                             $   68,266   $   3,710
  Convertible debt (note 6(a))                                                  -      47,729
                                                                       ----------   ---------

   Total current liabilities                                               68,266      51,439

Stockholders' equity (deficit) (note 6):
  Common stock, $0.001 par value, authorized 100,000,000 shares;
     issued 6,007,169 shares in 1999 and 1,000,000
     shares in 1998                                                         6,007       1,000
  Additional paid-in capital                                            1,981,782     132,799
  Deferred stock compensation                                            (198,909)          -
  Deficit accumulated during the development stage                       (949,496)   (182,294)
  Treasury stock, 285,000 shares in 1999                                        -           -
                                                                       ----------   ---------

   Total stockholders' equity (deficit)                                   839,384     (48,495)
                                                                       ----------   ---------

Commitments and contingencies (note 7)
Subsequent events (note 12)

                                                                       $  907,650   $   2,944
                                                                       ==========   =========

See accompanying notes to consolidated financial statements.

                       PCsupport.com, inc. and subsidiary
                        (A Development Stage Enterprise)

                     Consolidated Statements of Operations
                          (Expressed in U.S. Dollars)

                                                                 Period from       Period from
                                                                 December 10,      December 10,
                                                                     1997              1997
                                                  Year ended    (inception) to   (inception) to
                                                June 30, 1999    June 30, 1998    June 30, 1999
                                                -------------   --------------   --------------

Revenue                                            $       99        $      -        $       99
Cost of services                                           86               -                86
                                                   ----------        ---------        ---------

 Gross profit                                              13               -                13
                                                   ----------        ---------        ---------

Operating expenses:
  Research and development                             17,646            2,814           20,460
  Marketing and promotion                             477,103          120,918          598,021
  General and administrative                          265,953           58,562          324,515
                                                   ----------        ---------        ---------
                                                      760,702          182,294          942,996
                                                   ----------        ---------        ---------

Loss from operations                                 (760,689)        (182,294)        (942,983)

Interest expense, net                                   6,513               -             6,513
                                                   ----------        ---------        ---------

Loss for the period                                $ (767,202)       $(182,294)       $(949,496)
                                                   ==========        =========        =========

Net loss per common share, basic and diluted       $     (.46)       $    (.22)
                                                   ==========        =========

Weighted average common shares outstanding,
   basic and diluted                                1,659,455          857,171
                                                   ==========        =========

See accompanying notes to consolidated financial statements.

                       PCsupport.com, inc. and subsidiary
                        (A Development Stage Enterprise)

           Consolidated Statements of Stockholders' Equity (Deficit)
                          (Expressed in U.S. Dollars)

                           Year ended June 30, 1999
          Period from December 10, 1997 (inception) to June 30, 1998

                                                  Common Shares                 Additional            Deferred
                                               -------------------                 Paid-in               Stock
                                              Shares          Amount               Capital        Compensation
                                              ------          ------             ----------       ------------

Balance, December 10, 1997
 (inception)                                     200      $       -           $        -                 $   -

Issuance of common stock
 for services
   in January, valued at
    $.13 per share                           489,800            490               65,157                     -
Sale of common stock in
 January, $.13 per share                     510,000            510               67,642                     -
Net loss                                           -              -                    -                     -
                                           ---------      ---------           ----------          ------------
Balance, June 30, 1998                     1,000,000          1,000              132,799                     -

Fair value of common stock
 purchase warrants
   granted to creditor                             -              -                8,407                     -
Sale of common stock in
 January, approximately
   $.85 per share, net of
    issuance costs of
    $131,708                                 291,838            292              116,062                     -
Issuance of common stock
 for services in January
   and May, valued at
    approximately $.85 per
    share                                     52,848             53               45,101                     -
Conversion of note payable
 to common stock
   (note 6(a))                                66,029             66              109,977                     -
Issuance of common stock
 for services in January                      63,440             63               53,861                     -
Issuance of common stock
 for services in April                     1,500,000          1,500              777,620              (392,356)
Amortization of deferred
 stock compensation                                -              -                    -                45,247
Issuance of common stock
 for acquisition in June,
   net of acquisition
    costs of $46,753 (note
    3)                                     3,033,014          3,033              886,155                     -
Treasury stock repurchased
 by Company in June                                -              -             (148,200)              148,200
Net loss                                           -              -                    -                     -
                                           ---------      ---------           ----------          ------------
Balance, June 30, 1999                     6,007,169      $   6,007           $1,981,782          $   (198,909)
                                           =========      =========           ==========          ============



                                                 Deficit
                                             Accumulated
                                                  During           Treasury Stock                     Total
                                             Development         ------------------            Stockholders'
                                                   Stage       Shares          Amount       Equity (Deficit)
                                             -----------       ------          ------       ----------------

Balance, December 10, 1997
 (inception)                                  $        -      $         -     $                  $        -

Issuance of common stock
 for services
   in January, valued at
    $.13 per share                                     -                -           -                65,647
Sale of common stock in
 January, $.13 per share                               -                -           -                68,152
Net loss                                        (182,294)               -           -              (182,294)
                                              ----------      -----------      ------            ----------
Balance, June 30, 1998                          (182,294)               -           -               (48,495)

Fair value of common stock
 purchase warrants
   granted to creditor                                 -                -           -                 8,407
Sale of common stock in
 January, approximately
   $.85 per share, net of
    issuance costs of
    $131,708                                           -                -           -               116,354
Issuance of common stock
 for services in January
   and May, valued at
    approximately $.85 per
    share                                              -                -           -                45,154
Conversion of note payable
 to common stock
   (note 6(a))                                         -                -           -               110,043
Issuance of common stock
 for services in January                               -                -           -                53,924
Issuance of common stock
 for services in April                                 -                -           -               386,764
Amortization of deferred
 stock compensation                                    -                -           -                45,247
Issuance of common stock
 for acquisition in June,
   net of acquisition
    costs of $46,753 (note
    3)                                                 -                -           -               889,188
Treasury stock repurchased
 by Company in June                                    -         (285,000)          -                     -
Net loss                                        (767,202)               -           -              (767,202)
                                              ----------      -----------      ------            ----------
Balance, June 30, 1999                        $ (949,496)        (285,000)     $    -            $ (839,384)
                                              ==========      ===========      ======            ==========

See accompanying notes to consolidated financial statements.

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

                     Consolidated Statements of Cash Flows
                          (Expressed in U.S. Dollars)

                                                                                     Period from            Period from
                                                                                     December 10,           December 10,
                                                                                        1997                   1997
                                                                Year ended         (inception) to          (inception) to
                                                              June 30, 1999         June 30, 1998           June 30, 1999
                                                              --------------       ---------------         ---------------
Cash flows from operating activities:
  Loss for the period                                            $ (767,202)          $  (182,294)             $ (949,496)
  Items not affecting cash:
     Depreciation and amortization                                    5,336                   620                   5,956
     Common stock issued in exchange
        for services                                                486,191                65,647                 551,838
     Discount on notes payable                                        8,407                     -                   8,407
  Changes in operating assets and liabilities:
     Accounts receivable                                            (14,728)                    -                 (14,728)
     Prepaid expenses                                               (33,950)                    -                 (33,950)
     Other current assets                                           (49,014)                 (242)                (49,256)
     Accounts payable and accrued liabilities                        64,556                 3,710                  68,266
                                                                 ----------           -----------              ----------

      Net cash used in operating activities                        (300,404)             (112,559)               (412,963)
                                                                 ----------           -----------              ----------

Cash flows from investing activities:
  Purchase of property and equipment                                (13,055)               (3,322)                (16,377)
  Purchase of intangible asset                                       (3,486)                    -                  (3,486)
                                                                 ----------           -----------              ----------

      Net cash used in investing activities                         (16,541)               (3,322)                (19,863)
                                                                 ----------           -----------              ----------

Cash flows from financing activities:
  Proceeds from issuance of notes payable                            62,314                47,729                 110,043
  Proceeds from issuance of bridge loan                              17,088                     -                  17,088
  Repayment of bridge loan                                          (17,088)                    -                 (17,088)
  Cash acquired in acquisition                                      888,932                     -                 888,932
  Net proceeds from sale of common stock                            161,508                68,152                 229,660
                                                                 ----------           -----------              ----------

      Net cash provided by financing activities                   1,112,754               115,881               1,228,635
                                                                 ----------           -----------              ----------

Net increase in cash and cash equivalents                           795,809                     -                 795,809

Cash and cash equivalents at beginning of period                          -                     -                       -
                                                                 ----------           -----------              ----------
Cash and cash equivalents at end of period                       $  795,809           $         -              $  795,809
                                                                 ==========           ===========              ==========

Supplemental disclosure of non-cash financing activities:
  Notes payable converted into common stock                      $  110,043             $       -              $  110,043
  Deferred stock compensation                                       198,909                     -                 198,909
  Income taxes paid                                                       -                     -                       -
  Interest paid                                                           -                     -                       -

See accompanying notes to consolidated financial statements.

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements
                          (Expressed in U.S. Dollars)

                           Year ended June 30, 1999
          Period from December 10, 1997 (inception) to June 30, 1998
_______________________________________________________________________________

1.   Nature of development stage activities:

     Mex-Trans Seafood Consulting, Inc. was incorporated in Texas on February 13, 1989 and was a holding company prior to its merger with Reconnaissance Technologies Inc. ("Reconnaissance"). In anticipation of this merger, a shell company was incorporated in Nevada in April, 1999 and Mex-Trans Seafood Consulting, Inc. was merged into it, with PCsupport.com, Inc. ("PCS"), as the surviving company. PCS has no substantive operations. In June 1999, PCS merged with Reconnaissance, with PCsupport.com, Inc. (the "Company") being the surviving corporation (note 2(a)). The Company is currently in the business of developing and commercializing support services for the personal computer market. The Company believes that its first commercial applications will be providing daily secured backup of personal computer hard-drives over the Internet, overnight laptop replacements and an aggregation of web-based computer support services.

     These consolidated financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The Company's future operations are dependent upon the market's acceptance of its services and the Company's ability to secure cost effective third party license service supply agreements. There can be no assurance that the Company's services will be able to secure market acceptance or that cost effective license and service supply agreements will exist or continue to exist. As of June 30, 1999, the Company is considered to be in the development stage as the Company has not generated significant revenues, is continuing to develop its business, and has experienced negative cash flow from operations. Operations have primarily been financed through the issuance of common stock. The Company does not have sufficient working capital to sustain operations until the end of the year ended June 30, 2000. It is management's plan to raise additional debt or equity financing, but such financing may not be available or may not be available on reasonable terms.

2.   Significant accounting policies:

     (a) Reverse take-over and basis of presentation:

         On June 23, 1999, PCS merged with Reconnaissance, with Reconnaissance's stockholders receiving the largest number of shares and control of the Company, PCSupport.Com, Inc. Accordingly, Reconnaissance is deemed the accounting acquiror for financial statement purposes.

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 2
                          (Expressed in U.S. Dollars)

                           Year ended June 30, 1999
          Period from December 10, 1997 (inception) to June 30, 1998
_______________________________________________________________________________

2.   Significant accounting policies (continued):

     (a) Reverse take-over and basis of presentation (continued):

         The acquisition is accounted for as a reverse take-over using the purchase method. The Company's historical financial statements reflect the financial position, results of operations and cash flows of Reconnaissance from the date of its incorporation on December 10, 1997 under the Company Act (British Columbia). On June 20, 1999, Reconnaissance continued its incorporation into Wyoming. The historical stockholders' equity gives effect to the shares issued to the stockholders of Reconnaissance. The results of operations of PCS are included from the date of acquisition, June 23, 1999.

     (b) Basis of consolidation:

         These consolidated financial statements have been prepared using generally accepted accounting principles in the United States. The financial statements include the accounts of the Company's wholly-owned subsidiary, Reconnaissance International Ltd. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

     (c) Use of estimates:

         The preparation of consolidated financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported revenues and expenses for the reporting periods. Actual results may significantly differ from these estimates.

     (d) Contract revenue recognition:

         Earned revenue from support service contracts is recognized on the percentage-of-completion method of accounting. Contract revenues earned are recorded using the percentage of contract costs incurred to date to total estimated contract costs.

         Anticipated losses on contracts are charged to earnings as soon as such losses can be estimated. Changes in estimated profits on contracts are recognized during the period in which the change in estimate is known.

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 3
                          (Expressed in U.S. Dollars)

                           Year ended June 30, 1999
          Period from December 10, 1997 (inception) to June 30, 1998
_______________________________________________________________________________

2.   Significant accounting policies (continued):

     (e) Foreign currency:

         The functional currency of the Company and its subsidiary is the United States dollar. Transactions in foreign currencies are translated to United States dollars at the rates in effect on the transaction date. Exchange gains or losses arising on translation or settlement of foreign currency denominated monetary items are included in the consolidated statement of operations.

     (f) Cash and cash equivalents:

         The Company considers all short-term investments with a maturity date at purchase of three months or less to be cash equivalents.

     (g) Property and equipment:

         Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives ranging from two to seven years.

     (h) Major customers:

         All of the Company's revenues were from one Canadian customer for the year ended June 30, 1999.

     (i) Income taxes:

         The Company follows the asset and liability method of accounting for income taxes. Under this method, current taxes are recognized for the estimated income taxes payable for the current period.

         Deferred income taxes are provided based on the estimated future tax effects of temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases as well as the benefit of losses available to be carried forward to future years for tax purposes.

         Deferred tax assets and liabilities are measured using enacted tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the substantive enactment date. A valuation allowance is recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 4
                          (Expressed in U.S. Dollars)

                           Year ended June 30, 1999
          Period from December 10, 1997 (inception) to June 30, 1998
_______________________________________________________________________________

2.   Significant accounting policies (continued):

     (j) Research and development:

         Research and development costs are expensed when incurred.

     (k) Net loss per share:

         Basic earnings per share is computed using the weighted average number of common stock outstanding during the periods. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As the Company has a net loss in each of the periods presented, basic and diluted net loss per share is the same.

         Excluded from the computation of diluted loss per share for the year ended June 30, 1999 are warrants to purchase 311,838 shares of common stock because their effects would be anti-dilutive. Also excluded from the computation of diluted earnings per share for the period from December 10, 1997 (inception) to June 30, 1998 are 40,528 shares of potential common stock resulting from the assumed conversion of the convertible notes payable because their effects would be anti-dilutive.

     (l) Stock-based compensation:

         The Company accounts for its stock-based compensation arrangement in accordance with provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense under fixed plans would be recorded on the date of grant only if the fair value of the underlying stock at the date of grant exceeded the exercise price. The Company recognizes compensation expense for stock options, common stock and other equity instruments issued to non-employees for services received based upon the fair value of the services or equity instruments issued, whichever is more reliably determined. This information is presented in note 6(b)(ii).

         SFAS No. 123, Accounting for Stock Based Compensation, required entities that continue to apply the provision of APB Opinion No. 25 for transactions with employees to provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied to these transactions.

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 5
                          (Expressed in U.S. Dollars)

                           Year ended June 30, 1999
          Period from December 10, 1997 (inception) to June 30, 1998
________________________________________________________________________________

3.   Acquisitions:

     In June, 1999, PCS merged with Reconnaissance. The acquisition was a reverse take-over with Reconnaissance being the deemed accounting acquiror for financial statements purposes.

     The acquisition was recorded using the purchase method. Net assets acquired through the issuance of common stock consisted of cash and cash equivalents with a fair value of $935,685. Cash and cash equivalents held by PCS were obtained through a private placement which was contingent on this acquisition being completed. Acquisition related costs of $46,753 were incurred and were recorded as a decrease in the acquisition amount carried in stockholders' equity.

     The following table reflects unaudited proforma information which combines the operations PCS and Reconnaissance for the year ended June 30, 1999 and the period from December 10, 1997 (inception) to June 30, 1998 as if the acquisition of PCS had taken place at the beginning of the period. There were no proforma adjustments required in combining this information of these two entities. This proforma information does not reflect any non-recurring charges or credits directly attributable to the transaction. This proforma information does not purport to be indicative of the revenues and net loss that could have resulted had the acquisition been in effect for the period presented and is not intended to be a projection of future results or trends.
________________________________________________________________________________
                                                      Period from
                                                     December 10,
                                                             1997
                                     Year ended    (inception) to
                                       June 30,          June 30,
                                           1999              1998
________________________________________________________________________________

Revenue                              $       99       $         -
Cost of service                              86                 -
________________________________________________________________________________

Gross profit                                 13                 -

Expenses
   Research and development              17,646             2,814
   Marketing and promotion              477,103           120,918
   General and administrative           317,685            63,562
   Interest, net                          6,513                 -
________________________________________________________________________________

Net loss for the period              $ (818,947)      $  (187,294)
________________________________________________________________________________

Net loss per share                   $    (0.14)      $     (0.04)
________________________________________________________________________________

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 6
                          (Expressed in U.S. Dollars)

                           Year ended June 30, 1999
          Period from December 10, 1997 (inception) to June 30, 1998
________________________________________________________________________________

4.   Property and equipment:

     Property and equipment consists of the following:

                                                               June 30,
                                                          ------------------
                                                           1999         1998
                                                           ----         ----

     Computer equipment                               $  14,173     $  2,295
     Furniture and office equipment                       1,584        1,027
                                                         ------        -----
                                                         15,757        3,322
     Less accumulated depreciation                        4,547          620
                                                         ------        -----
                                                      $  11,210     $  2,702
                                                         ======        =====

5.   Intangible asset:

     Intangible assets includes the cost of acquiring the Company's World Wide Web domain name and is amortized straight line over a three year period.


6.   Stockholders' equity:

     (a) Convertible notes payable:

         The Company had outstanding a $47,729 convertible note payable to a shareholder at June 30, 1998 and was advanced an additional $62,314 between July, 1998 and January, 1999. The notes were non-interest bearing and were converted into 66,029 shares of common stock in January, 1999.

     (b) Stock options, stock-based compensation and share-purchase warrants:

         i)  Stock options

             In 1999, the Company adopted a fixed stock option plan that provides for the issuance of incentive and non-qualified stock options to officers, directors, employees, and consultants to acquire shares of the Company's common stock.

             The Board of Directors determines the terms of the options granted, including the number of options granted, the exercise price and the vesting schedule. The exercise price for qualified incentive stock options shall not be less than the fair market value of the underlying stock at the date of grant, and have terms no longer than five years from the date of grant. As of June 30, 1999, no options have been granted under the plan.

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 7
                          (Expressed in U.S. Dollars)

                           Year ended June 30, 1999
          Period from December 10, 1997 (inception) to June 30, 1998
_______________________________________________________________________________

6.   Stockholders' equity (continued):

     (b) Stock options, stock-based compensation and share-purchase warrants (continued):

         ii)  Stock-based compensation

              In January, 1998, the Company recorded non-cash compensation expense of $65,647 related to the sale of 489,800 common shares at $.01 per share to certain stockholders and officers of the Company. The fair value of the common shares was estimated at $.13 per share at the time of the transaction.

              In January, 1999, the Company recorded non-cash interest expense of $8,407 related to the issuance of warrants to purchase 20,000 shares of common stock. The warrants are exerciseable immediately at an exercise price of $.85 per share and expire in January, 2000. The fair value of the warrants granted is estimated using the Black-Scholes option pricing model with the following assumptions: Expected volatility of 70%, risk-free interest rate of 4.8%, expected life of 3 years, and a 0% dividend yield.

              In January, 1999, the Company issued 52,848 shares of common stock in exchange for services relating to share issuance. The fair value of these services was estimated based upon the estimated fair value of the shares at $.85 per share or $45,154. The costs were deducted from the additional paid-in capital from the sale of common stock in January, 1999.

              In January, 1999, the Company recorded non-cash compensation expense of $53,924 related to the issuance of 63,440 shares of common stock to certain stockholders and officers of the Company. The fair value of the shares was estimated at $.85 per share at the time of the transaction.

              In April, 1999, the Company recorded non-cash compensation expense and deferred compensation expense of $631,800 related to the issuance of 1,500,000 shares of common stock at no cost certain officers and stockholders. The value of the shares was estimated at $.52 per share. A certain portion of these shares are subject to vesting over a period of time. Compensation expense relating to these shares were recorded as deferred stock compensation to be amortized over their respective vesting periods. In June, 1999, the Company repurchased 285,000 common shares at $0.001 per share and recorded the transaction as shares held in treasury as of June 30, 1999.

              Pursuant to an agreement dated July 31, 1999, the Company has the option to re-purchase certain shares held by executive officers if their employment ceases with the Company prior to January 1, 2002 at a price of $0.01 per share.

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 8
                          (Expressed in U.S. Dollars)

                           Year ended June 30, 1999
          Period from December 10, 1997 (inception) to June 30, 1998

________________________________________________________________________________


6.   Stockholders' equity (continued):

          iii)   Share purchase warrants:

                                                                                         Outstanding warrants
                                                                                     ----------------------------
                 Expiry dates               Exercise price per share                 June 30, 1999  June 30, 1998
                 ------------               ------------------------                 -------------  -------------
                 January, 2000 (6ii)              $     0.85                                20,000              -
                 various (a)                      $     0.85                               291,838              -
                                                                                           -------  -------------
                                                                                           311,838              -
                                                                                           =======  =============


                 (a) Between January 26, 1999 and February 18, 1999, the Company
                     issued warrants which are exercisable at $0.85 per share for a period expiring three months after the completion of an initial public offering by the Company of its common shares at a price per share of $0.85 prior to July 18, 1999 and $1.34 per share thereafter. If the Company completes a financing of common shares for gross proceeds in excess of $400,000 Cdn. prior to the expiry of the warrants and the common shares are sold in excess of the exercise price, the warrant exercise price will increase to the offering price per share if the warrants are exercised within 10 days.

     (c)  Reverse stock split:

          In June 1999, the Company authorized a 1-for-5 reverse stock split of the Company's common stock. All share and per share information has been adjusted for all periods presented to reflect the reverse stock split.


7.   Operating leases:

     The Company leases office facilities in British Columbia under an operating lease agreement that expires November, 2002. Rent under the agreement increases 20% and 8.3% after the first and second years, respectively. Minimum lease payments under operating leases are as follows:

               2000                               $ 178,278
               2001                                 351,732
               2002                                 381,039
               2003                                 158,766


     Rent expense totalled $9,587 and $7,273 for the year ended June 30, 1999 and the period from December 10, 1997 (inception) to June 30, 1998, respectively.

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 9
                          (Expressed in U.S. Dollars)

                           Year ended June 30, 1999
          Period from December 10, 1997 (inception) to June 30, 1998

________________________________________________________________________________


8.   Deferred tax assets and liabilities:

                                                                                                  June 30,
                                                                                        ------------------------
                                                                                             1999           1998
                                                                                        ---------       --------
     Deferred tax assets:
         Operating loss carry forward                                                   $ 228,000       $ 56,000
         Share issue costs and other                                                       46,500            300
                                                                                        ---------       --------

     Total deferred tax assets before valuation allowance                                 274,500         56,300
     Valuation allowance                                                                 (274,500)       (56,300)
                                                                                        ---------       --------

     Net deferred tax assets                                                            $       -       $      -
                                                                                        =========       ========

     Management believes that it is not more likely than not that it will create sufficient taxable income sufficient to realize its deferred tax assets. It is reasonably possible these estimates could change due to future income and the timing and manner of the reversal of deferred tax liabilities. Due to its losses, the Company has no income tax expense.

     The Company has operating loss carryforwards for income tax purposes at June 30, 1999 of approximately $530,000 (1998 - $123,000). Operating losses begin to expire in fiscal year 2002.


9.   Financial instruments:

     (a)  Fair values:

          The Company regularly invests funds in excess of its immediate needs in money market accounts. The fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates their financial statement carrying amounts due to the short-term maturities of these instruments. The carrying amount of notes payable approximates fair value since they have a short-term to maturity.

     (b)  Foreign currency risk:

          The Company operates internationally which gives rise to the risk that cash flows may be adversely impacted by exchange rate fluctuations.

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 10
                          (Expressed in U.S. Dollars)

                           Year ended June 30, 1999
          Period from December 10, 1997 (inception) to June 30, 1998

________________________________________________________________________________


10.  Related party transactions:

     In December, 1997, the Company entered into a contract with stockholders to provide the duties of President and of Chief Technical Officer. This contract was subsequently amended and restated on June 23, 1999. The contract expires in December 1999, with a twelve month renewal option. The Company incurred cash compensation expense of $88,204 and $41,564 and non-cash compensation expense of $302,548 and $58,776 during the year ended June 30, 1999, and the period from December 10, 1997 (inception), to June 30, 1998, respectively.

     In 1999, the Company has entered into a contract with a consulting company owned by a stockholder to provide the duties of Chief Financial Officer. The Company incurred cash compensation expense of $19,686 and non-cash compensation expense of $32,987 during the year ended June 30, 1999.


11.  Uncertainty due to the Year 2000 Issue:

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. The Company is currently working on their Year 2000 preparations. However, it is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.


12.  Subsequent events

     Subsequent to year-end, the Company granted 430,750 stock options to officers, directors and employees with an exercise price of $1.00 per share.

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

                      Interim Consolidated Balance Sheets
                          (Expressed in U.S. Dollars)



                                                                            March 31,           June 30,
                                                                              2000                1999
                                                                           -----------          ----------
                                                                           (unaudited)
                     Assets

Current assets:
  Cash and cash equivalents                                                $ 6,016,277          $  795,809
  Accounts receivable                                                           30,731              14,728
  Prepaid expenses                                                                   -              33,950
  Deposits and advances                                                         36,783              49,256
                                                                           -----------          ----------

    Total current assets                                                     6,083,791             893,743

Property and equipment                                                         195,248              11,210
Intangible asset                                                                 1,643               2,697
                                                                           -----------          ----------

                                                                           $ 6,280,682          $  907,650
                                                                           ===========          ==========

            Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued liabilities                                 $   152,355          $   68,266
  Convertible promissory notes of $1,000,000, less
    unamortized deemed discount of $500,000 (note 3(b))                        500,000                   -
                                                                           -----------          ----------

    Total current liabilities                                                  652,355              68,266

Stockholders' equity (note 4):
  Common stock, $0.001 par value, authorized 100,000,000 shares;
    issued 6,429,729 shares at March 31, 2000 and 6,007,169
       shares at June 30, 1999                                                   6,430               6,007
    fully paid share subscriptions for 2,812,600 shares at
       March 31, 2000 (notes 4(c)(i) and (ii), 4(d)) and nil shares
       at June 30, 1999                                                      5,487,005                   -
  Additional paid-in capital                                                 5,567,897           1,981,782
  Deferred stock compensation                                                 (980,265)           (198,909)
  Treasury stock, 285,000 shares at March 31, 2000 and
    June 30, 1999                                                                    -                   -
  Deficit accumulated during the development stage                          (4,452,740)           (949,496)
                                                                           -----------          ----------

    Total stockholders' equity                                               5,628,327             839,384
                                                                           -----------          ----------

                                                                           $ 6,280,682          $  907,650
                                                                           ===========          ==========

Commitments and contingencies (note 5)
Subsequent events (note 4(c)(i), 5(a) and 6)

See accompanying notes to interim consolidated financial statements.

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

                 Interim Consolidated Statements of Operations
                          (Expressed in U.S. Dollars)

                                                                                                                 Period from
                                                                                                                December 10,
                                                 Nine months ended                 Three months ended                   1997
                                                      March 31,                         March 31,             (inception) to
                                             ----------------------------      ---------------------------         March 31,
                                                    2000             1999             2000            1999              2000
                                             -----------       ----------      -----------      ----------       -----------
                                                      (unaudited)                      (unaudited)               (unaudited)
Revenue                                      $     7,358       $        -      $     5,038      $        -       $     7,457
Cost of services                                  51,942                -           49,810               -            52,028
                                             -----------       ----------      -----------      ----------       -----------

   Gross profit (loss)                           (44,584)               -          (44,772)              -           (44,571)
                                             -----------       ----------      -----------      ----------       -----------

Operating expenses:
Research and development                         556,719           11,505          173,570           4,963           577,179
Marketing and promotion                          624,655           24,954          261,621          18,129         1,222,676
General and administrative                       879,349          124,951          253,122          59,261         1,203,864
                                             -----------       ----------      -----------      ----------       -----------

                                               2,060,723          161,410          688,613          82,353         3,003,719
                                             -----------       ----------      -----------      ----------       -----------

Loss from operations                          (2,105,307)        (161,410)        (733,385)        (82,353)       (3,048,290)

Interest income (expense), net
   (note 3(b))                                (1,397,937)             571       (1,405,921)            544        (1,404,450)
                                             -----------       ----------      -----------      ----------       -----------

Loss for the period                          $(3,503,244)      $ (160,839)     $(2,139,306)     $  (81,809)      $(4,452,740)
                                             ===========       ==========      ===========      ==========       ===========

Net loss per common share,
   basic and diluted                         $     (0.57)      $    (0.15)     $     (0.33)     $    (0.06)      $     (1.51)
                                             ===========       ==========      ===========      ==========       ===========

Weighted average common
   shares outstanding, basic
   and diluted                                 6,175,408        1,106,407        6,390,810       1,323,950         2,952,290
                                             ===========       ==========      ===========      ==========       ===========

See accompanying notes to interim consolidated financial statements.

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)
            Interim Consolidated Statements of Stockholders' Equity
                                  (Unaudited)
                          (Expressed in U.S. Dollars)

                       Nine months ended March 31, 2000
          Period from December 10, 1997 (inception) to March 31, 2000



                                                 Common Shares                                    Additional
                                         ----------------------------            Share             Paid-in
                                         Shares                Amount         Subscriptions        Capital
                                         ------                ------         -------------       -------------

Balance, December 10, 1997
 (inception)                                   200        $        -         $           -        $          -

Issuance of common stock for
  compensation in January,
  valued at $0.13 per share                489,800                490                    -               65,157
Sale of common stock in January,
  $0.13 per share                          510,000                510                    -               67,642
Net loss                                        -                  -                     -                   -
                                         ---------        -----------        --------------       -------------

Balance, June 30, 1998                   1,000,000              1,000                    -              132,799

Fair value of common stock
  purchase warrants granted
  to creditor                                   -                  -                     -                8,407
Sale of common stock in January,
  $0.85 per share, net of
  issuance costs of $131,708               291,838                292                    -              116,062
Issuance of common stock for
  services in January and May,
  valued at approximately $0.85
  per share                                 52,848                 53                    -               45,101
Conversion of note payable to
  common stock                              66,029                 66                    -              109,977
Issuance of common stock for
  services in January                       63,440                 63                    -               53,861
Issuance of common stock for
  services in April                      1,500,000              1,500                    -              777,620
Amortization of deferred stock
  compensation                                  -                  -                     -                   -
Issuance of common stock for
  acquisition in June, net
  of acquisition costs of
  $46,753                                3,033,014              3,033                    -              886,155
Treasury stock repurchased by
  Company in June, not cancelled          (285,000)                -                     -            ( 148,200)
Net loss                                        -                  -                     -                   -
                                        ---------         -----------        --------------       -------------

Balance, June 30, 1999                  5,722,169               6,007                    -            1,981,782

Exercise of warrants in July               68,400                  69                    -               58,197
Shares issued to consultant in
  settlement of accrued liability           4,160                   4                    -                6,504
Fair value of options issued to
  employees and consultants                    -                   -                     -              226,864
Conversion of notes payable in
  January                                 350,000                 350                    -              500,550
Fully paid warrants to be issued
  as financing compensation cost
  (note 3(b))                                  -                   -                     -            1,794,000
Beneficial conversion feature of
  notes payable issued
  in February (note 3(b))                      -                   -                     -            1,000,000
Amortization of deferred stock
  compensation                                 -                   -                     -                   -
Fully paid unit subscription in
  March, net of $20,399 in
  cash financing costs (note 4
  (c)(i))                                      -                   -              1,215,601                  -
Fully paid share subscription in
  March, net of $25,000
  in cash financing costs
  (note 4(c)(ii))                              -                   -              4,083,000                  -
Fully paid exercise of warrants,
  shares unissued (note 4(d))                  -                   -                188,404                  -
Net loss                                       -                   -                     -                   -
                                        ---------         -----------        --------------       -------------

Balance, March 31, 2000                 6,144,729         $     6,430        $    5,487,005       $   5,567,897
                                        =========         ===========        ==============       =============

                                                                        Deficit
                                                                       Accumulated
                                                    Deferred              During              Total
                                                     Stock              Development        Stockholders'
                                                    Compensation           Stage              Equity
                                                   --------------      --------------     --------------
Balance, December 10, 1997
 (inception)                                       $           -       $           -      $           -

Issuance of common stock for
  compensation in January,
  valued at $0.13 per  share                                   -                   -              65,647
Sale of common stock in January,
  $0.13 per share                                              -                   -              68,152
Net loss                                                       -             (182,294)          (182,294)
                                                   --------------      --------------     --------------

Balance, June 30, 1998                                         -             (182,294)           (48,495)

Fair value of common stock
  purchase warrants granted
  to creditor                                                  -                   -               8,407
Sale of common stock in January,
  $0.85 per share, net of
  issuance costs of $131,708                                   -                   -             116,354
Issuance of common stock for
  services in January and May,
  valued at approximately $0.85
  per share                                                    -                   -              45,154
Conversion of note payable to
  common stock                                                 -                   -             110,043
Issuance of common stock for
  services in January                                          -                   -              53,924
Issuance of common stock for
  services in April                                      (392,356)                 -             386,764
Amortization of deferred stock
  compensation                                             45,247                  -              45,247
Issuance of common stock for
  acquisition in June, net
  of acquisition costs of
  $46,753                                                      -                   -             889,188
Treasury stock repurchased by
  Company in June, not cancelled                          148,200                  -                  -
Net loss                                                       -             (767,202)          (767,202)
                                                   -------------       --------------     --------------

Balance, June 30, 1999                                   (198,909)           (949,496)           839,384

Exercise of warrants in July                                   -                   -              58,266
Shares issued to consultant in
  settlement of accrued liability                              -                   -               6,508
Fair value of options issued to
  employees and consultants                                    -                   -             226,864
Conversion of notes payable in
  January                                                      -                   -             500,900
Fully paid warrants to be issued
  as financing compensation cost
  (note 3(b))                                          (1,794,000)                 -                  -
Beneficial conversion feature of
  notes payable issued
  in February (note 3(b))                                      -                   -           1,000,000
Amortization of deferred stock
  compensation                                          1,012,644                  -           1,012,644
Fully paid unit subscription in
  March, net of $20,399 in
  cash financing costs (note 4
  (c)(i))                                                      -                   -           1,215,601
Fully paid share subscription in
  March, net of $25,000
  in cash financing costs
  (note 4(c)(ii))                                              -                   -           4,083,000
Fully paid exercise of warrants,
  shares unissued (note 4(d))                                  -                   -             188,404
Net loss                                                       -           (3,503,244)        (3,503,244)
                                                   --------------      --------------     --------------

Balance, March 31, 2000                            $     (980,265)     $   (4,452,740)    $    5,628,327
                                                   ==============      ==============     ==============

See accompanying notes to interim consolidated financial statements.

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)
                 Interim Consolidated Statements of Cash Flows
                          (Expressed in U.S. Dollars)

                                                                                                               Period from
                                                                                                         December 10, 1997
                                                                              Nine months ended             (inception) to
                                                                                   March 31,                     March 31,
                                                                            2000                  1999                2000
                                                                           ---------------------------   -----------------
                                                                                   (unaudited)                 (unaudited)
Cash flows from operating activities:
 Loss for the period                                                       $  (3,503,244)  $ (160,839)   $     (4,452,740)
 Items not affecting cash:
  Depreciation and amortization                                                   43,824        2,113              49,780
  Stock options issued to employees and contractors                              232,437          -               232,437
  Common stock issued in exchange for services                                       -         71,330             551,838
  Warrants issued for services                                                     6,088          -                 6,088
  Deemed discount amortization on promissory note                                500,000          -               500,000
  Amortization of deferred stock compensation                                  1,012,644          -             1,012,644
  Discount on notes payable                                                          -          8,407               8,407
  Loss on debt extinguishment and other                                           (4,323)         -                (4,323)
 Changes in operating assets and liabilities:
  Accounts receivable                                                            (16,003)      (7,363)            (30,731)
  Prepaid expenses                                                                33,950          -                   -
  Deposits and advances                                                           12,473          242             (36,783)
  Accounts payable and accrued liabilities                                        84,089       14,885             152,355
                                                                           -------------   ----------    ----------------

   Net cash used in operating activities                                      (1,598,065)     (71,225)         (2,011,028)
                                                                           -------------   ----------    ----------------

Cash flows from investing activities:
 Purchase of property and equipment                                             (226,808)     (11,907)           (243,185)
 Purchase of intangible asset                                                        -            -                (3,486)
                                                                           -------------   ----------    ----------------

   Net cash used in investing activities                                        (226,808)     (11,907)           (246,671)
                                                                           -------------   ----------    ----------------

Cash flows from financing activities:
 Proceeds from issuance of notes payable                                             -         62,314             110,043
 Proceeds from issuance of bridge loan                                               -            -                17,088
 Repayment of bridge loan                                                            -            -               (17,088)
 Cash acquired in acquisition                                                        -            -               888,932
 Proceeds from promissory notes                                                1,500,000          -             1,500,000
 Proceeds from exercise of share purchase warrants                               246,740          -               246,740
 Net proceeds from sale of common stock                                        5,298,601      116,354           5,528,261
                                                                           -------------   ----------    ----------------

   Net cash provided by financing activities                                   7,045,341      178,668           8,273,976
                                                                           -------------   ----------    ----------------

Net increase in cash and cash equivalents                                      5,220,468       95,536           6,016,277

Cash and cash equivalents at beginning of period                                 795,809          -                   -
                                                                           -------------   ----------    ----------------

Cash and cash equivalents at end of period                                 $   6,016,277   $   95,536    $      6,016,277
                                                                           =============   ==========    ================

Supplemental disclosure of non-cash financing activities:
 Notes payable converted into common stock and
  warrants                                                                 $     500,000   $  110,043    $        610,043
 Deferred stock compensation                                                   1,794,000          -             1,992,909
 Common stock issued to settle accrued liability                                   6,508          -                 6,508
 Income taxes paid                                                                   -            -                   -
 Interest paid                                                                     2,584          -                 2,584
                                                                           =============   ==========    ================

See accompanying notes to interim consolidated financial statements.

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

              Notes to Interim Consolidated Financial Statements
                                  (Unaudited)
                          (Expressed in U.S. Dollars)

                       Nine months ended March 31, 2000
          Period from December 10, 1997 (inception) to March 31, 2000

________________________________________________________________________________

1.   Nature of development stage activities:

     These interim consolidated financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions, as discussed below, currently exist which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The Company's future operations are dependent upon the market's acceptance of its services and the Company's ability to secure cost-effective third party license service supply agreements. There can be no assurance that the Company's services will be able to secure market acceptance or that cost effective license and service supply agreements will exist or continue to exist. As of March 31, 2000, the Company is considered to be in the development stage as the Company has not generated significant revenues and is continuing to develop its business. Operations have primarily been financed through the issuance of equity instruments and debt. The Company does not have sufficient working capital to sustain operations until March 31, 2001. Additional debt or equity financing will be required to fund operations and may not be available on reasonable terms or on any terms at all.


2.   Basis of presentation:

     (a) These interim consolidated financial statements have been prepared using generally accepted accounting principles in the United States. The interim financial statements include the accounts of the Company's wholly-owned subsidiary, Reconnaissance International Ltd. and all adjustments, consisting solely of normal recurring adjustments, which in management's opinion are necessary for a fair presentation of the financial results for the interim periods. The financial statements have been prepared consistent with the accounting policies described in the Company's Annual Report on Form 10-SB filed with the Securities and Exchange Commission for the year ended June 30, 1999, and should be read in conjunction therewith. Certain comparative figures have been reclassified to conform to the presentation adopted in the current period.

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

          Notes to Interim Consolidated Financial Statements, page 2
                                  (Unaudited)
                          (Expressed in U.S. Dollars)

                       Nine months ended March 31, 2000
          Period from December 10, 1997 (inception) to March 31, 2000

________________________________________________________________________________

2.   Basis of presentation (continued):

     (b)  Use of estimates:

          The preparation of interim consolidated financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported revenues and expenses for the reporting periods. Actual results may significantly differ from these estimates.

     (c)  Net loss per share:

          Basic loss per share is computed using the weighted average number of common stock outstanding during the periods. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As the Company has a net loss in each of the periods presented, basic and diluted net loss per share is the same.

          Excluded from the computation of diluted loss per share for the periods ended March 31, 2000 are warrants to purchase 2,141,838 (March 31, 1999 -311,838) shares of common stock, options to purchase 819,750 (March 31, 1999 - nil) shares of common stock and fully paid share subscriptions for 2,812,600 shares of common stock (March 31, 1999 - nil), because their effects would be anti-dilutive.

          Also excluded from the computation of diluted loss per share for the periods ended March 31, 2000 are 500,000 (March 31, 1999 - nil) shares of potential common stock resulting from the assumed conversion of convertible notes payable because their effects would be anti-dilutive.


3.   Debt financings:

     (a)  Revolving debt facility:

          On January 11, 2000, the Company negotiated a $1,000,000 revolving debt facility. No funds were drawn against this facility before it was rescinded by mutual consent of the Company and the lender prior to March 31, 2000.

                       PCsupport.com, inc. and subsidiary
                        (A Development Stage Enterprise)

           Notes to Interim Consolidated Financial Statements, page 3
                                  (Unaudited)
                          (Expressed in U.S. Dollars)

                        Nine months ended March 31, 2000
          Period from December 10, 1997 (inception) to March 31, 2000

________________________________________________________________________________

3.   Debt financings (continued):

     (b)  Convertible promissory notes:

          On February 29, 2000, the Company issued promissory notes ("Convertible Promissory Notes") to private investors totaling $1,000,000, convertible into common stock of the Company at a conversion rate of $2.00 per common share. The notes bear interest at an annual rate of 10% and are payable monthly. The notes are convertible, together with accrued interest, any time by the holders and are convertible by the Company 60 days after their issuance date. The promissory notes mature 120 days after their issuance and may be secured by a General Security Agreement covering all assets of the Company.

          These notes carry a beneficial conversion feature valued at $1,225,000, equal to the aggregate excess of the market value of the Company's common shares at the date of agreement over the conversion rate. The beneficial conversion feature recorded was limited to the proceeds of the promissory note offering of $1,000,000 and is being amortized to interest expense over the period to the earliest conversion date. Interest expense recognized upon amortization totaled $500,000 during the period ended March 31, 2000 and the remaining unamortized balance of the conversion feature of $500,000 is recorded as a discount on the convertible promissory notes.

          Under the terms of the financing agreement, the Company granted 1,000,000 "A" Warrants and 500,000 "B" warrants to its agent for the $1,000,000 Convertible Promissory Notes financing and for future general financing services. Each "A" warrant entitles the holder to acquire one common share at an exercise price of $1.25 per share in the first year and $1.75 in the second year. Each "B" warrant entitles the holder to acquire one common share at an exercise price of $2.00 per share in the first year and $2.50 in the second year. The estimated fair value of the warrants of $1,794,000 was recorded as deferred finance costs and is being amortized to interest expense over the period to the earliest conversion date.

          The Company has committed to register with the United States Securities and Exchange Commissions ("SEC") all shares issuable upon exercise of the "A" and "B" warrants and all shares issuable upon conversion of this debt facility (note 5(c)).

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

          Notes to Interim Consolidated Financial Statements, page 4
                                  (Unaudited)
                          (Expressed in U.S. Dollars)

                       Nine months ended March 31, 2000
          Period from December 10, 1997 (inception) to March 31, 2000

________________________________________________________________________________

4.   Stockholders' equity:

     (a)  Stock options and stock-based compensation:

          During the three months ended March 31, 2000, the Company recorded non-cash compensation expense of approximately $51,000 (March 31, 1999 -nil) related to the issuance of options to purchase shares of common stock to employees and consultants. The options have exercise prices ranging from $1.00 to $6.06 and have a vesting period ranging from immediate up to 36 months.

     (b)  Conversion of notes payable into equity:

          On January 11, 2000, the Company agreed to convert outstanding promissory notes totaling $500,000 into 350,000 common shares and warrants to purchase 240,000 common shares at a price of $1.40 per share. The warrants expire January 2002. The loss on extinguishment of debt was approximately $900. The Company has committed to register these common shares and common shares issuable upon exercise of the warrants with the SEC (note 5(c)).

     (c)  Subscriptions:

          (i)  Shares and warrants:

               In March 2000, the Company completed a private placement issuing 618,000 units to investors for proceeds of $1,215,601, net of $20,399 of cash financing costs. Each unit consists of one common share of the Company and one warrant to purchase an additional one-half of one common share at an exercise price of $1.00 per one-half share. As at March 31, 2000, the 618,000 common shares were fully paid for, but were not issued. The warrants expire March, 2001.

               Subsequent to March 31, 2000, the Company sold an additional 48,000 units to investors for net proceeds of $96,000.

                      PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

          Notes to Interim Consolidated Financial Statements, page 5
                                  (Unaudited)
                          (Expressed in U.S. Dollars)

                       Nine months ended March 31, 2000
          Period from December 10, 1997 (inception) to March 31, 2000

________________________________________________________________________________

4.   Stockholders' equity (continued):

     (c)  Subscriptions (continued):

          (ii) Shares:

               Also in March 2000, the Company completed a private placement relating to the subscription for 2,054,000 common shares of the Company for proceeds of $4,083,000, net of $25,000 of cash financing costs. As at March 31, 2000, the 2,054,000 common shares were fully paid for, but were not issued. The Company agreed to issue warrants to purchase 500,000 common shares at $2.00 per share for consulting and advisory services in connection with this transaction. The warrants will expire March 2002. The estimated fair value of these warrants at the date of grant was $1,736,000 and has been recorded as a cost of the private placement as a charge to additional paid-in capital.

               The Company has committed to issue and register these common shares and also register any common shares issuable upon the exercise of the warrants with the SEC (note 5(c)).

     (d)  Warrants exercised:

          In March, 2000, investors exercised warrants to purchase 140,600 shares of the Company's common stock for proceeds of $188,404. As at March 31, 2000, these shares were not issued.


5.   Commitments:

     (a)  Internet portal advertising agreement:

          Subsequent to March 31, 2000, the Company entered into an agreement with an Internet service company to allow the Company to advertise its services on the Internet service company's Web site for a one year term. Also, the Company has agreed to create a co-branded Web site to provide its services to the Internet service company's customers for a two year term. The Company is committed to paying $570,000 under the agreement for the remainder of fiscal year 2000, $2,460,000 in fiscal year 2001, and $2,250,000 in fiscal year 2002.

                       PCsupport.com, inc. and subsidiary
                       (A Development Stage Enterprise)

          Notes to Interim Consolidated Financial Statements, page 6
                                 (Unaudited)
                         (Expressed in U.S. Dollars)

                       Nine months ended March 31, 2000
          Period from December 10, 1997 (inception) to March 31, 2000

________________________________________________________________________________

5.   Commitments (continued):

     (b)  Financing agreement:

          The Company entered into a financing agreement with ICE Holdings North America, LLC in March 2000. Subject to the completion of direct and indirect financing milestones, the Company will be required to issue and register with SEC (note 5(c)) 1,000,000 warrants as consideration for their services. As at March 31, 2000 no warrants were earned.

     (c)  Registration of shares:

          The Company has committed to file with the SEC a registration statement to register all common shares or common shares issuable upon the exercise of warrants and all other shares issuable upon conversion of Convertible Promissory Notes issued or committed to be issued during the three months ended March 31, 2000.


6.   Subsequent events:

     (a) Subsequent to March 31, 2000, the Company completed a private placement for the subscription of 645,000 common shares at a price per share of $2.125. The gross proceeds of $1,370,625 were received by the Company on closing.

     (b) Subsequent to March 2000, the Company entered into an operating lease for office space. The lease has a 5 year term commencing September 1, 2000 and requires annual non-cancellable lease payments of $595,000. The Company is in the process of negotiating the cancellation or sub-lease of its existing premise agreement.

===============================================================================

     We have not authorized anyone to give any information or make any representations, other than those contained in this prospectus. You must not rely on any unauthorized information or representations. Only the shares described within this prospectus are being offered, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.



                               _________________

                               TABLE OF CONTENTS

                                                            Page
                                                            ----
Prospectus Summary..........................................   1
Risk Factors................................................   2
Use of Proceeds.............................................  12
Our Business................................................  12
Plan of Operation...........................................  27
Directors, Executive Officers, Promoters and
Control Persons.............................................  30
Security Ownership of Certain Beneficial
Owners and Management.......................................  32
Certain Relationships and Related
Transactions................................................  33
Executive Compensation......................................  35
Disclosure of Commission Position of
Indemnification for Securities Act
Liabilities.................................................  37
Description of Securities...................................  37
Market For Common Equity and Related
Stockholder Matters.........................................  38
Selling Securityholders.....................................  39
Plan of Distribution........................................  43
Experts.....................................................  44
Legal Matters...............................................  44
Changes In and Disagreements With
Accountants on Accounting and Financial
Disclosure..................................................  44
Where You Can Find More Information.........................  44
Financial Statements........................................ F-1


                       7,291,331 Shares of Common Stock




                              PCSUPPORT.COM, INC.


                           _________________________

                                  PROSPECTUS
                           _________________________








                              ____________, 2000


===============================================================================

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's By-Laws provide that no officer or Director shall be personally liable for any obligations of the Company or for any duties or obligations arising out of any acts or conduct of said officer or Director performed for or on behalf of the Company. The Company indemnifies and hold harmless each person who serves at any time as a Director or officer of the Company, and his heirs and administrators, from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of his having been a Director or officer of the Company, or by reason of any action alleged to have been taken or omitted to have been taken by him as such Director or officer, and shall reimburse such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The company also has the power to defend such person from all suits or claims in accord with the Nevada General Corporation Law. However, no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the Company's By-laws do not exclude any other right to which he may lawfully be entitled, and the Company may indemnify or reimburse such person in any proper case, even though not specifically provided for by the by-laws. The Company, its Directors, officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing so to do, in reliance upon the advice of counsel.

     Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer or employee of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section. The Company currently does not maintain any such insurance.

     Settlement by the Company. The right of any person to be indemnified is subject always to the right of the Company by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The Company estimates that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling stockholders) will be as set forth below. All of the expenses as set forth below that are incurred with respect to the distribution will be paid by the Company, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

     SEC registration fee.........................   $ 6,145
     Accounting fees and expenses.................    10,000
     Legal fees and expenses......................    40,000
     Printing expenses............................    10,000
     Miscellaneous................................         -
                                                     -------

       Total......................................   $66,145
                                                     =======

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

a. On February 17, 1997, PCS (then Mex Trans) issued 600,940 shares of common stock for aggregate gross proceeds of $89,381 to 17 investors. This offering was made without registration under the Securities Act of 1933, as amended (the "Act") in reliance upon the exemptions from registration afforded by Sections 4(2) and 3(b) of the Act and Rule 504 of Regulation D promulgated thereunder.

b. On January 31, 1999, PCS (then Mex Trans) issued 38,666 shares of common stock at a deemed aggregate price of $49,000, for services rendered by a former director of PCS. This offering was made without registration under the Act in reliance upon the exemptions from registration afforded by Sections 4(2) and 3(b) of the Act and Rule 504 of Regulation D promulgated thereunder.

c. On April 7, 1999, PCS issued an aggregate of 214,817 shares of common stock for aggregate proceeds of $951,000 to 140 investors. This placement was completed in connection with the Merger, and the purchasers included certain directors and officers of RTI. This offering was made without registration under the Act in reliance upon the exemptions from registration afforded by Sections 4(2) and 3(b) of the Act and Rule 504 of Regulation D promulgated thereunder.

     All share and per share information set forth above in (a), (b), and (c) has been adjusted to reflect PCS's one-for-fifteen reverse split in connection with the Merger.

d. On June 23, 1999, the Company issued 1,474,155 shares of common stock to the former shareholders of RTI (50 Canadian residents and one U.S. resident) and 311,838 warrants to purchase an aggregate of 311,838 shares of common stock to the former warrant holders of RTI (44 Canadian residents and one U.S. resident), in connection with the Merger. Of the warrants, 20,000 are exercisable to acquire one share of common stock each until January 26, 2000, at a price of $0.85 per share. The remaining 291,838 warrants are each exercisable to acquire one share of common stock for a period expiring three months after the completion of an initial public offering of the Company's common stock, at a price of $1.34 per share. If, at any time prior to the expiration of these warrants, the Company completes a financing for gross proceeds of more than (Cdn)$400,000 and issues shares of common stock, at a price which is higher than the exercise price of these warrants, the warrant holders have ten days to exercise the warrants, after which the exercise price is increased to the price at which the securities were sold. The shares and warrants issued to the former RTI shareholders were issued without registration under the Act, in reliance on the exemptions from registration contained in Regulation S and Section 4(2) of the Act due to the foreign nationality of the investors (except for one accredited U.S. investor), in exchange for an aggregate of 7,370,775 shares of the common stock of RTI, and 1,559,190 warrants of RTI.

     The shares and warrants of RTI were originally issued as follows (as adjusted to reflect the one-for-five exchange ratio in the subsequent Merger):

(1) On December 10, 1997, RTI issued 200 shares of common stock to Dromond, in connection with the incorporation of RTI. These shares were issued pursuant to the exemption from registration contained in Regulation S under the Act due to the foreign nationality of the investor and RTI.

(2) On January 6, 1998, RTI issued an aggregate of 999,800 common shares to Dromond and Advanced for aggregate gross cash proceeds of $74,965 and services rendered having an aggregate value of $58,834. These shares were issued pursuant to Regulation S under the Act due to the foreign nationality of the investors and RTI.

(3) On January 16, 1999, 63,440 common shares of RTI were issued to Dromond for services rendered having an aggregate value of $53,924. These shares were issued pursuant to Regulation S under the Act due to the foreign nationality of the investor and RTI.

(4) On January 6, 1999, RTI issued an aggregate of 66,029 common shares to Advanced for aggregate gross proceeds of $110,043. These shares were issued pursuant to Regulation S under the Act due to the foreign nationality of the investor and RTI.

(5) Between January 26, 1999 and February 18, 1999, RTI issued an aggregate of 291,838 units, each unit consisting of one (1) common share and one (1) common share purchase warrant, to 45 investors, for aggregate gross proceeds of $248,062. Each warrant entitled the holder to acquire a further common share of RTI for a period expiring three (3) months after the completion of an initial public offering of RTI's common shares, at a price of (Cdn)$1.25, if exercise on or before July 18, 1999, and thereafter at a price of (Cdn)$2.00 per share. If RTI completed a second financing for proceeds of (Cdn)$400,000 before the expiration of the warrants in which the common shares of RTI were sold at a price greater than the exercise price of the warrants, the warrant holders had ten (10) days to exercise the warrants, after which the exercise price increased to the price at which the shares were sold in the financing. RTI paid finders' fees of: (i) 4,496 common shares and (Cdn)$5,620 to Odlum Brown Ltd., of 1800, 609 Granville Street, Vancouver, British Columbia; and (ii) 4,352 common shares and (Cdn)$5,440 to Wolverton Securities Inc., of 17/th/ Floor, 777 Dunsmuir Street, Vancouver, British Columbia for services provided, in connection with locating investors for RTI. Odlum Brown Ltd. and Wolverton Securities Inc. are securities dealers based in Vancouver, B.C. These shares were issued pursuant to Regulation S and Section 4(2) of the Act due to the foreign nationality of the investors (except for one accredited U.S. investor).

(6) On January 26, 1999, RTI issued 30,000 common shares to a consulting firm in connection with the provision of corporate finance advice which culminated in the completion of the financing described in paragraph (5) above. On May 19, 1999, RTI issued 6,000 common shares to the same firm in connection with the provision of further financial advice. These shares were issued pursuant to Regulation S under the Act due to the foreign nationality of the investor and RTI.

(7) On January 26, 1999, RTI issued 20,000 warrants to Advanced in consideration for the non-interest bearing credit facility in the amount of
     (Cdn)$50,000 provided by Advanced to RTI until completion of the financing set out in paragraph (5) above. Each warrant entitled Advanced to acquire one common share of RTI for a period of one year expiring January 26, 2000, at a price of (Cdn)$1.25 per share. These securities were issued pursuant to Regulation S under the Act due to the foreign nationality of the investor and RTI. These warrants expired unexercised.

(8) On January 26, 1999, RTI issued an aggregate of 8,000 common shares to the law firm of Anfield, Sujir, Kennedy, and Durno in consideration of legal advice which culminated in the completion of the financing described in paragraph (5) above. These shares were issued pursuant to Regulation S under the Act due to the foreign nationality of the investor and RTI.

e. On July 17, 1999, the Company issued 68,400 shares of common stock to 14 investors upon the exercise of 68,400 warrants, for aggregate gross proceeds of $58,266. These shares were issued pursuant to Regulation S under the Act due to the foreign nationality of the investors.

f. On December 27, 1999, the Company agreed to issue 4,160 shares of common stock to an online publisher of PC maintenance and support information in consideration of such publisher's agreement to make such information available to the Company for publication on the Company's Web site. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

g. On January 11, 2000, the Company issued 350,000 shares of common stock and 240,000 warrants to a private investor who agreed to accept these securities in discharge of $500,000 in indebtedness owing to such investor by the Company. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

h. On January 11, 2000, the Company issued 10,000 warrants to two individuals in connection with corporate finance services, including the introduction of the Company to ICE Holdings North America LLC. These warrants enable the holders to purchase 10,000 common shares at a price of $1.05 for three years. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

i. On February 29, 2000, the Company issued promissory notes convertible into common shares to 13 investors for aggregate gross proceeds of $1,000,000. These notes carried a coupon of 10% payable in common shares at a rate of $2.00 per common share. These notes were also convertible into 500,000 common shares (plus accrued interest payable at a rate of $2.00 per common share) at anytime at the holder's option, and at the Company's option at any time after April 29, 2000. The Company converted these notes on May 1, 2000. On March 8, 2000, the Company issued 1,000,000 two-year "A" warrants and 500,000 two-year "B" warrants to Mike Lee and Associates, an adviser, in consideration of ongoing financial consulting services provided to the Company, including services in connection with the placement of the convertible notes described above and other related services. The "A" warrants are exercisable into common shares at a price of $1.25 in the first year and $1.75 in the second year. The "B" warrants are exercisable into common shares at a price of $2.00 in the first year and $2.50 in the second year. These offerings were made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

j. Between February 29, 2000 and April 21, 2000, the Company issued an aggregate of 666,000 units, each unit consisting of one (1) common share and one-half (1/2) common share purchase warrant, to 16 investors, for aggregate gross proceeds of $1,332,000. Each warrant entitles the holder to acquire a further common share for a period expiring twelve (12) months after its original issuance at a price of $2.00 per share. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

k. On March 21, 2000, the Company issued 2,054,000 shares of common stock to 42 investors for aggregate gross proceeds of $4,108,000. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. On March 24, 2000, the Company agreed to issue 500,000 warrants to Wolverton Securities, in consideration of financial consulting services provided to the Company in connection with the sales of the 2,054,000 shares described above. These offerings were made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

l. On March 31, 2000, the Company agreed to issue 140,600 shares of common stock to 29 investors upon the exercise of 140,600 warrants, for aggregate gross proceeds of $188,404. These shares were issued pursuant to Regulation S under the Act due to the foreign nationality of the investors.

m. On April 20, 2000, the Company agreed to issue 645,000 shares to 9 investors for aggregate gross proceeds of $1,370,625. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

n. On April 21, 2000, the Company agreed to issue 50,000 warrants to two individuals in connection with corporate finance services, including the introduction of the Company to ICE Holdings North America LLC. These warrants enable each individual to purchase 25,000 common shares at a price of $5.47 for three years. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by
     Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

o. On April 25, 2000, the Company agreed to issue 34,000 shares of common stock to an investor for aggregate gross proceeds of $68,000. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

ITEM 27.  EXHIBITS

Exhibit Number      Description
--------------      -----------
3.1                 Articles of Incorporation of the Company dated as of April 5, 1999. *

3.2                 Articles/Certificate of Merger of the Company dated as of April 5, 1999.*

3.3                 Certificate of Correction of the Company dated as of June 2, 1999.*

3.4                 Articles of Merger of the Company dated as of June 21, 1999.*

3.5                 Bylaws of the Company.*

4.1                 Specimen Stock Certificate

4.2                 Form of Warrant issued to former RTI warrantholders in connection with the
                    Merger.*

4.3                 Form of Warrant issued to Advanced in connection with the Merger.*

4.4                 Warrant issued on January 11, 2000 to CGTF, LLC.**

4.1                 Form of Warrants issued on January 11, 2000 to Irwin Olian and Stanley
                    Elbaum.***

4.2                 Form of Warrants issued to Purchasers in February, 2000 Unit Offering.***

4.3                 Form of Convertible Notes issued on February 29, 2000.***

4.4                 Form of "A" Warrant issued on March, 10, 2000 to Mike Lee & Associates.***

4.5                 Form of "B" Warrant issued on March, 10, 2000 to Mike Lee & Associates.***

5.1                 Opinion of Counsel as to the legality of securities being registered.

10.1                Plan of Reorganization and Merger dated as of May 5, 1999 between the
                    Company and RTI.*

10.2                Contract for Services dated as of June 23, 1999 between the Company and The
                    Dromond Technologies Group.*

10.3                Notice of Termination dated as of March 31, 2000 from the Company to The
                    Dromond Technologies Group, Inc.***

10.4                Consulting Contract dated as of April 1, 1999 between RTI and Strategic
                    Catalysts Inc.*

10.5                Termination Letter dated as of December 31, 1999 from the Company to SCI.**

10.6                Employment Agreement dated as of March 1, 2000 between the Company and
                    Michael McLean.***

10.7                Employment Agreement effective January 1, 2000 between the Company and
                    Steve Macbeth.**

10.8                Employment Agreement effective January 1, 2000 between the Company and
                    David Rowat.**

10.9                Employment Agreement dated as of November 17, 1999 between the Company and Bruce McDonald.**

10.10               Employment Agreement dated as of April 6, 2000 between the Company and
                    Denise Holleran-Boswell.

10.11               Employment Agreement dated as of April 25, 2000 between the Company and
                    Bruna Martinuzzi.

10.12               Directors, Officers and Employee Stock Option Plan, as amended by the
                    Company's Board of Directors on November 30, 1999.***

10.13               Standard Form of Stock Option Agreement, as amended by the Company's
                    Board of Directors on November 30, 1999.***

10.14               Stock Pooling and Escrow Agreement dated as of July 31, 1999 among the
                    Company, Advanced Financial Services Inc., Alan Ackerman, David Rowat,
                    Clifford Rowlands, Michael McLean, Steve Macbeth, The Dromond Group Ltd.,
                    and Owen, Bird.*

10.15               Amendment dated as of March 7, 2000 to the Stock Pooling and Escrow
                    Agreement among the Company, Advanced Financial Services Inc., Alan
                    Ackerman, David Rowat, Clifford Rowlands, Michael McLean, Steve Macbeth,
                    The Dromond Group Ltd., and Owen, Bird.***

10.16               Offer to Sub-Lease dated as of April 22, 1999 among Electronic Arts (Canada),
                    Inc., RTI, and Beutel Goodman Real Estate Group.*

10.17               Lease dated as of March, 26, 1992 between The Canada Life Assurance
                    Company and Osiware Inc.*

10.18               Assignment Agreement dated as of July 29, 1997 among Infonet Software
                    Solutions Inc., Electronic Arts (Canada), Inc., and 547495 Ontario Limited.*

10.19               Service Supply Agreement dated as of June 8, 1998 between RTI and StorageTek
                    Canada Inc.*

10.20               Service Contract dated as of April 1, 1999 between the Company and Unisys of
                    Canada Inc.*

10.21               Letter of Intent dated as of October 6, 1999 between the Company and Go Figure
                    Technology Inc.*

10.22               Consulting Contract dated as of August 6, 1999 between the Company and M.A.
                    Levy & Assoc.*

10.23               Consulting Agreement dated as of September 1, 1999 between the Company and
                    Irwin Olian.*

10.24               Engagement Letter dated as of October 6, 1999 between the Company and
                    Sitrick and Company.**

10.25               Service Agreement dated as of January 7, 2000 between the Company and Go
                    Figure Technology, Inc.**

10.26               Agreement to Convert Notes Into Stock and Warrants dated as of January 11,
                    2000 between the Company and CGTF, LLC.**

10.27               Term Sheet dated as of February 24, 2000 between the Company and Mike Lee
                    & Associates.***

10.28               Purchasing Schedule No. 2 dated as of March 13, 2000 between the Company and Motive Communications, Inc.***

10.29               Engagement Letter dated as of March 21, 2000 between the Company and ICE
                    Holdings North America, L.L.C.

10.30               Content License Agreement, dated as of April 4, 2000, between the Company and AltaVista Company.+

10.31               Advertising Agreement, dated as of April 7, 2000, between the Company and
                    AltaVista Company.+

23.1                Consent of Accountants.

23.2                Consent of Counsel (included in Exhibit 5.1).

24                  Power of Attorney (see page II-10).

27                  Financial Data Schedule.***

*    Incorporated by reference to the Company's Form 10-SB filed on October 18,
     1999.
** Incorporated by reference to the Company's Amendment No. 2 to Form 10-SB filed on January 12, 2000.
*** Incorporated by reference to the Company's Report on Form 10-QSB filed on May 15, 2000.
+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment. Omitted portions will be filed separately with the Securities and Exchange Commission.

ITEM 28.  UNDERTAKINGS

     A. Rule 415 Offering

The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Request for Acceleration of Effective Date

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Barnaby, British Columbia, Canada, on May 24, 2000.

                           PCSUPPORT.COM, INC.


                           By /s/ Michael G. McLean
                              -----------------------------
                              Michael G. McLean
                              President and Chief Executive Officer


                               POWER OF ATTORNEY

     The officers and directors of PCSupport.com, Inc., whose signatures appear below, hereby constitute and appoint Michael G. McLean and David W. Rowat, and each of them, their true and lawful attorneys and agents, each with power to act alone, to sign, execute and cause to be filed on behalf of the undersigned any amendment or amendments, including post-effective amendments, to this registration statement of PCSupport.com, Inc. on Form SB-2. Each of the undersigned does hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Signature                                        Title                                          Date
---------                                        -----                                          ----

/s/ Michael G. McLean                            President, Chief Executive Officer and         May 24, 2000
------------------------------
Michael G. McLean                                Chairman (Principal Executive Officer)

/s/ David W. Rowat                               Vice President, Finance and                    May 24, 2000
------------------------------
David W. Rowat                                   Business Development (Principal
                                                 Financial and Accounting Officer)

/s/ Steven W. Macbeth                            Director                                       May 24, 2000
------------------------------
Steven W. Macbeth

/s/ W. Benjamin Catalano                         Director                                       May 24, 2000
------------------------------
W. Benjamin Catalano

                                 EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------
3.1                 Articles of Incorporation of the Company dated as of April 5, 1999.*

3.2                 Articles/Certificate of Merger of the Company dated as of April 5, 1999.*

3.3                 Certificate of Correction of the Company dated as of June 2, 1999.*

3.4                 Articles of Merger of the Company dated as of June 21, 1999.*

3.5                 Bylaws of the Company.*

4.1                 Specimen Stock Certificate

4.2                 Form of Warrant issued to former RTI warrantholders in connection with the
                    Merger.*

4.3                 Form of Warrant issued to Advanced in connection with the Merger.*

4.4                 Warrant issued on January 11, 2000 to CGTF, LLC.**

4.1                 Form of Warrants issued on January 11, 2000 to Irwin Olian and Stanley
                    Elbaum.***

4.2                 Form of Warrants issued to Purchasers in February, 2000 Unit Offering.***

4.3                 Form of Convertible Notes issued on February 29, 2000.***

4.4                 Form of "A" Warrant issued on March, 10, 2000 to Mike Lee & Associates.***

4.5                 Form of "B" Warrant issued on March, 10, 2000 to Mike Lee & Associates.***

5.1                 Opinion of Counsel as to the legality of securities being registered.

10.1                Plan of Reorganization and Merger dated as of May 5, 1999 between the
                    Company and RTI.*

10.2                Contract for Services dated as of June 23, 1999 between the Company and
                    The Dromond Technologies Group.*

10.3                Notice of Termination dated as of March 31, 2000 from the Company to The
                    Dromond Technologies Group, Inc.***

10.4                Consulting Contract dated as of April 1, 1999 between RTI and Strategic
                    Catalysts Inc.*

10.5                Termination Letter dated as of December 31, 1999 from the Company to
                    SCI.**

10.6                Employment Agreement dated as of March 1, 2000 between the Company and
                    Michael McLean.***

10.7                Employment Agreement effective January 1, 2000 between the Company and
                    Steve Macbeth.**

10.8                Employment Agreement effective January 1, 2000 between the Company and
                    David Rowat.**

10.9                Employment Agreement dated as of November 17, 1999 between the Company and
                    Bruce McDonald.**

10.10               Employment Agreement dated as of April 6, 2000 between the Company and
                    Denise Holleran-Boswell.

10.11               Employment Agreement dated as of April 25, 2000 between the Company and
                    Bruna Martinuzzi.

10.12               Directors, Officers and Employee Stock Option Plan, as amended by the
                    Company's Board of Directors on November 30, 1999.***

10.13               Standard Form of Stock Option Agreement, as amended by the Company's
                    Board of Directors on November 30, 1999.***

10.14               Stock Pooling and Escrow Agreement dated as of July 31, 1999 among the
                    Company, Advanced Financial Services Inc., Alan Ackerman, David
                    Rowat, Clifford Rowlands, Michael McLean, Steve Macbeth, The
                    Dromond Group Ltd., and Owen, Bird.*

10.15               Amendment dated as of March 7, 2000 to the Stock Pooling and Escrow
                    Agreement among the Company, Advanced Financial Services Inc.,
                    Alan Ackerman, David Rowat, Clifford Rowlands, Michael McLean,
                    Steve Macbeth, The Dromond Group Ltd., and Owen, Bird.***

10.16               Offer to Sub-Lease dated as of April 22, 1999 among Electronic Arts
                    (Canada), Inc., RTI, and Beutel Goodman Real Estate Group.*

10.17               Lease dated as of March, 26, 1992 between The Canada Life Assurance
                    Company and Osiware Inc.*

10.18               Assignment Agreement dated as of July 29, 1997 among Infonet Software
                    Solutions Inc., Electronic Arts (Canada), Inc., and 547495
                    Ontario Limited.*

10.19               Service Supply Agreement dated as of June 8, 1998 between RTI and
                    StorageTek Canada Inc.*

10.20               Service Contract dated as of April 1, 1999 between the Company and Unisys of Canada Inc.*

10.21               Letter of Intent dated as of October 6, 1999 between the Company and Go
                    Figure Technology Inc.*

10.22               Consulting Contract dated as of August 6, 1999 between the Company and
                    M.A. Levy & Assoc.*

10.23               Consulting Agreement dated as of September 1, 1999 between the Company and Irwin Olian.*

10.24               Engagement Letter dated as of October 6, 1999 between the Company and
                    Sitrick and Company.**

10.25               Service Agreement dated as of January 7, 2000 between the Company and Go
                    Figure Technology, Inc.**

10.26               Agreement to Convert Notes Into Stock and Warrants dated as of January
                    11, 2000 between the Company and CGTF, LLC.**

10.27               Term Sheet dated as of February 24, 2000 between the Company and Mike Lee
                    & Associates.***

10.28               Purchasing Schedule No. 2 dated as of March 13, 2000 between the Company and Motive Communications, Inc.***

10.29               Engagement Letter dated as of March 21, 2000 between the Company and ICE
                    Holdings North America, L.L.C.

10.30               Content License Agreement, dated as of April 4, 2000, between the Company and AltaVista Company.+

10.31               Advertising Agreement, dated as of April 7, 2000, between the Company and
                    AltaVista Company.+

23.1                Consent of Accountants.

23.2                Consent of Counsel (included in Exhibit 5.1).

24                  Power of Attorney (see page II-10).

27                  Financial Data Schedule.***

* Incorporated by reference to the Company's Form 10-SB filed on October 18, 1999.
** Incorporated by reference to the Company's Amendment No. 2 to Form 10-SB filed on January 12, 2000.
*** Incorporated by reference to the Company's Report on Form 10-QSB filed on May 15, 2000.

+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment. Omitted portions will be filed separately with the Securities and Exchange Commission.